NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215
[1-800-848-6331]

NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide") is a Stock Life insurance Company organized under the laws of the State of Ohio.  Nationwide will provide the benefits described in the Contract, including making annuity payments to the Annuitant beginning on the Annuitization Date.  The Contract is provided in return for the Purchase Payment(s) made by the Contract Owner.

RIGHT TO EXAMINE AND CANCEL

THE CONTRACT OWNER HAS THE "RIGHT TO EXAMINE AND CANCEL" THE CONTRACT.  THE CONTRACT OWNER MAY RETURN THE CONTRACT WITHIN TEN DAYS OF THE DATE IT IS RECEIVED BY THE CONTRACT OWNER TO THE HOME OFFICE OF NATIONWIDE OR THE AGENT THROUGH WHOM IT WAS PURCHASED.  WHEN NATIONWIDE RECEIVES THE CONTRACT, IT WILL CANCEL THE CONTRACT AND REFUND THE CONTRACT VALUE IN FULL.

Please note:  Nationwide reserves the right to allocate Purchase Payments received during the "Right to Examine and Cancel" period to a money market fund and will allocate the Contract Value to the underlying mutual fund options specified by the Contract Owner when the "Right to Examine and Cancel" period has expired.

THIS IS A LEGAL CONTRACT BETWEEN NATIONWIDE AND THE CONTRACT OWNER, PLEASE READ IT CAREFULLY.  IF THE CONTRACT IS NOT RETURNED DURING THE "RIGHT TO EXAMINE AND CANCEL" PERIOD, THE CONTRACT OWNER WILL BE BOUND BY THE TERMS OF THE CONTRACT.

Executed for Nationwide on the Date of Issue by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

Individual Flexible Purchase Payment Variable Deferred Annuity Contract, Non-Participating

For early withdrawal: Please consult a tax advisor about your individual circumstances.

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER VALUES PROVIDED BY THE CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THESE VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE WITH THE FLUCTUATIONS OF THE NET INVESTMENT FACTOR AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

NOTICE: Details of the variable provisions of this Contract
are on pages 5, 8, 12, and 15.

VAC-0120AOCV (Standard) (1/2011)

TABLE OF CONTENTS

CONTRACT SPECIFICATIONS
PAGE   Insert

DEFINITIONS   3

GENERAL PROVISIONS  4
Entire Contract
Non-Participating
Incontestability
Contract Settlement
Evidence of Survival
Alteration or Modification
Assignment
Protection of Proceeds
Misstatement of Age or Sex
Reports

CONTRACT EXPENSES 5
Variable Account Charge
Contingent Deferred Sales Charge ("CDSC")
Contract Maintenance Charge

PARTIES TO THE CONTRACT 6
Nationwide
Contract Owner
Joint Owner
Contingent Owner
Annuitant
Contingent Annuitant
Beneficiaries and Contingent Beneficiaries

CONTRACT INVESTMENT
OPTIONS 8
Variable Accounts

OPERATION OF THE CONTRACT    9
Purchase Payments
Additional Credits on Purchase Payments
Transfers
Surrenders
Surrenders Required by the Internal
Revenue Code
Additional Tax Information

CONTRACT OWNER SERVICES12
Asset Rebalancing
Dollar Cost Averaging Programs
Systematic Surrenders

SUCCESSION OF RIGHTS AND
THE DEATH BENEFIT 13
Death of Contract Owner
Death of Contract Owner/Annuitant
Death of Annuitant
Death Benefit Payment
Standard Death Benefit
Spousal Protection

ANNUITIZATION 14
Annuity Commencement Date
Annuitization Process
Calculation of Fixed Annuity Payments
Calculation of Variable Annuity Payments
Frequency and Amount of Payments
Large Size Annuity Contracts

ANNUITY PAYMENT OPTIONS16
Selection of Annuity Payment Option
Life Annuity
Joint and Survivor Annuity
Life Annuity with 120 or 240 Monthly
 Payments Guaranteed
Any Other Option
Confirmation of Annuity Payments

TABLES 18

VAC-0120AOCV                                                                (Standard) (1/2011)

DEFINITIONS

Accumulation Unit - An accounting unit of measure used to calculate the Variable Accounts value before the Annuitization Date.

Annuitant - The person upon whose continuation of life any annuity payments involving life contingencies depends.

Annuitization - The period during which annuity payments are received by the Annuitant.

Annuitization Date - The date annuity payments begin.

Annuity Commencement Date - The date annuity payments are scheduled to begin.

Annuity Unit - An accounting unit of measure used to calculate variable annuity payments.

Beneficiary - The person designated by the Contract Owner to receive certain benefits under the Contract if the Annuitant or Contract Owner dies before the Annuitization Date and there is no surviving Joint Owner.

Contingent Annuitant - The person designated by the Contract Owner to be the recipient of certain rights or benefits under the Contract if the Annuitant dies before the Annuitization Date.

Contingent Beneficiary - The person designated by the Contract Owner to receive the benefits accorded the Beneficiary if the Beneficiary is not living when the Annuitant dies.

Contingent Owner - The person designated by the Contract Owner to succeed to the rights of a Contract Owner if the Contract Owner dies before Annuitization and there is no Joint Owner.

Contract - The terms, conditions, benefits and rights of the annuity described in this document, as well as any documents describing elected options, endorsements or attached application form.

Contract Anniversary - Beginning with the Date of Issue, each recurring one-year anniversary of the Date of Issue during which the Contract remains in force.

Contract Owner(s) - The person possessing all rights under the Contract prior to the Annuitization Date, unless there is a Joint Owner.

Contract Value - The value of the Variable Accounts.

Date of Issue - The date the first Purchase Payment is applied to the Contract.

Death Benefit - The benefit payable when the Annuitant dies before the Annuitization Date, unless a Contingent Annuitant has been named.

Hospital - A state licensed facility which: is operated as a Hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical, diagnostic, and major surgical facilities or has access to such facilities on a prearranged basis.

Joint Owner - The person possessing an undivided interest in the entire Contract with the Contract Owner.  If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.

Long Term Care Facility - A state licensed skilled nursing facility or intermediate care facility that does not include: a place that primarily treats drug addicts or alcoholics; a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.

Nationwide - Nationwide Life Insurance Company.

Non-Qualified Contract - A Contract that does not qualify for favorable tax treatment under Internal Revenue Code Sections 408, 408A or 401(a).

Purchase Payment(s) - New money deposited into the Contract by the Contract Owner.

Sub-Accounts - Divisions of the Variable Accounts where Accumulation Units and Annuity Units are maintained separately.  Each Sub-Account corresponds to a different underlying mutual fund.

Surrender - A withdrawal of part or all of the Contract Value from the Contract.

VAC-0120AOCV                                                                (Standard) (1/2011)

Surrender Value - The value of amounts Surrendered from the Contract.  This is the Contract Value minus any applicable charges described in the Contract and any applicable premium taxes.

Terminal Illness - An illness diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis.  A physician diagnosing a terminal illness cannot be a party to the Contract nor a member of the immediate family of such interested parties.

Valuation Date - Each day the New York Stock Exchange and Nationwide's home office are open for business or any other day during which there is a sufficient degree of trading in the Sub-Accounts of the Variable Accounts that the current net asset value of its Accumulation Units might be materially affected.  Values of the Variable Accounts are determined as of the close of the New York Stock Exchange which generally closes at 4:00 pm Eastern Time, but may close earlier on certain days and as conditions warrant.

Valuation Period - The period of time commencing at the close of a Valuation Date and ending at the close of business for the next succeeding Valuation Date.

Variable Accounts - Separate investment accounts of Nationwide into which Purchase Payments may be allocated.

GENERAL PROVISIONS

Entire Contract

The Contract is the entire agreement between Nationwide and the Contract Owner.

Non-Participating

The Contract is non-participating.  It does not share in the surplus of Nationwide.

Incontestability

After this Contract has been in force during the lifetime of the Annuitant for two years from the Date of Issue, we will not contest it.

Contract Settlement

Nationwide may require that the Contract be returned before making any annuity payments or processing a Surrender of the entire Surrender Value.

Evidence of Survival

If annuity payments depend on a person being alive, then Nationwide may require proof that person is still living before making annuity payments.

Alteration or Modification

Changes to the Contract must be made in writing and signed by Nationwide's President or Secretary.  The Contract may be modified or superseded by applicable law.  Other changes to the Contract will be made only with the mutual agreement of Nationwide and the Contract Owner.  A copy of the amendment will be furnished to the Contract Owner if required.

Assignment

In some cases a Contract Owner may assign some or all rights under the Contract.  An assignment has to be made in writing and signed by the Contract Owner during the lifetime of the Annuitant and before the Annuitization Date.  The assignment takes effect on the date it is recorded by Nationwide.  An assignment will not be recorded until Nationwide has received sufficient direction from the Contract Owner and assignee as to how rights under the Contract will be allocated.  Nationwide may reject or not recognize assignments designed to alter the character of the risk that it originally assumed in issuing the Contract.

Nationwide is not responsible for the validity or tax consequences of any assignment or for any payment or other settlement made prior to Nationwide's recording of the assignment.

Protection of Proceeds

Proceeds under the Contract are not assignable by any Beneficiary prior to the time they become payable.  To the extent permitted by applicable law, proceeds are not subject to the claims of creditors or to legal process.

Misstatement of Age or Sex

If the age or sex of the Contract Owner, Joint Owner, Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted.  Payments and benefits will be based on the correct age or sex.  Proof of age of an Annuitant may be required at any time, in a form satisfactory to Nationwide.  When the age or sex of an Annuitant has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract.

VAC-0120AOCV                                                                (Standard) (1/2011)

The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract.

Reports

Before Annuitization, a report showing the Contract Value will be sent to the Contract Owner at his or her last known address at least once a year.

CONTRACT EXPENSES

Variable Accounts Charge

The base Variable Accounts charge is 1.30% on an annualized basis and compensates Nationwide for administrative and distribution expenses, as well as expenses associated with issuing, maintaining, and assuming certain risks in connection with the Contract.  The election of any available options may increase this charge.  Nationwide deducts this charge from the Variable Accounts each business day based on the value of the Variable Accounts.

Contingent Deferred Sales Charge ("CDSC")

A CDSC may be assessed by Nationwide for any Surrender from the Contract.  The CDSC covers expenses related to the sale of the Contract.  The CDSC applies only to Purchase Payments that are Surrendered.

The CDSC is calculated by multiplying the CDSC percentages in the following table by the Purchase Payments Surrendered.  In calculating the CDSC, all Surrenders are treated as coming from the oldest Purchase Payment first and then from the next oldest Purchase Payment and so forth.  Earnings on Surrendered Purchase Payments are not considered until all Purchase Payments are Surrendered.  Amounts Surrendered as described in the "CDSC Free Partial Surrenders" paragraphs following the table are not considered a Surrender of Purchase Payments.

For federal income tax purposes, full or partial Surrenders are treated as a withdrawal of earnings first.

Number of Completed Years Measured from the Date of the Purchase Payment	CDSC Percentage
0	7%
1	7%
2	6%
3	5%
4	4%
5	3%
6	2%
7	0%

The CDSC Percentage noted in the preceding table changes to the next year's CDSC Percentage on the day before the completed Purchase Payment year.

Nationwide will waive or reduce CDSC for the following Surrenders:

(1)
CDSC Free Partial Surrenders - Each year (beginning with the Date of Issue), the Contract Owner may Surrender without CDSC an amount equal to the greatest of: (a) 10% of the net difference of Purchase Payments still subject to CDSC less Purchase Payments that have been Surrendered and were subject to CDSC; (b) the amount required to meet minimum distribution requirements under the Internal Revenue Code; or (c) the amounts in the following table that are a part of an age-based systematic Surrender program elected by the Contract Owner.

Age of Contract Owner*	Contract Value Percentage
Under Age 59 1/2	5%
Age 59 1/2 through Age 61	7%
Age 62 through Age 64	8%
Age 65 through 74	10%
Age 75 and Over	13%

*The age of the Contract Owner will be determined as of the date the request for systematic Surrender is received and recorded by Nationwide at its home office in Columbus, Ohio.  In the case of Joint Ownership, the "Age of Contract Owner" will be based on the older Joint Owner.

If the total amounts Surrendered in any year exceed the "CDSC Free Partial Surrenders" amount calculated under item (c), then such total Surrendered amounts will be eligible only for "CDSC Free Partial Surrenders" amounts

VAC-0120AOCV                                                                (Standard) (1/2011)

identified under items (a) and (b) and the total amount of CDSC charged during that year will be determined on such basis.

This CDSC Free Partial Surrender privilege described in the preceding paragraphs is non-cumulative.  This means any part of the CDSC Free Partial Surrender amount not taken by the Contract Owner in a given year cannot be added to the available CDSC Free Partial Surrender amount in any later years.  The CDSC Free Partial Surrender only applies to partial Surrenders.  If the entire Contract is fully Surrendered, then CDSC will apply to all Purchase Payments Surrendered.

For purposes of the CDSC Free Partial Surrender privilege, a full Surrender is also considered: (a) a Surrender of the entire Surrender Value in any one year period (as measured from a Contract Anniversary date or the Date of Issue) or (b) any Surrender of 90% or more of the Contract Value.

(2)
Death Benefit Payment - CDSC is not charged on payment of the Death Benefit if the Annuitant dies before the Annuitization Date.  However, if the Contract is continued and Purchase Payments are made after the death of Annuitant, a CDSC will apply to those Purchase Payments.

(3)	Annuity Payments - CDSC is not charged on amounts applied to an annuity payment option.

(4)
Certain Contract Exchanges - Nationwide may decide not to charge CDSC if the Contract is Surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies.  Please note that a CDSC or other type of surrender charge may apply to the contract received in exchange for the Contract.  If another contract issued by Nationwide or one of its affiliates is exchanged for the Contract, Nationwide may reduce the CDSC on the Contract.

(5)
Long-Term Care - Nationwide will not charge CDSC if the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to Long Term Care Facility or Hospital for a continuous period of 90 days or more at any time after the third Contract Anniversary.  If there is a Joint Owner, the CDSC will not be charged if either Joint Owner meets the preceding requirements.  A request to waive CDSC under this provision must be received while confined to the Long Term Care Facility or within 90 days after confinement ends.

(6)
Terminal Illness - CDSC will not be charged if the Contract Owner (or a Joint Owner) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness at any time after the Date of Issue.

(7)	Certain Group Offerings - Nationwide may reduce CDSC if the Contract is sold to a trustee, employer or similar entity under a retirement plan or in similar arrangements resulting in expense savings.

Contract Maintenance Charge

Nationwide deducts a $30 contract maintenance charge on each Contract Anniversary and at the time of a full Surrender of the Contract.  This charge compensates Nationwide for administrative expenses related to issuing and maintaining the Contract.  If the Contract Value is greater than or equal to $50,000 on a Contract Anniversary, then this charge is waived for that year and all subsequent years.  If the Contract is fully Surrendered and the Contract Value at the time of Surrender is greater than or equal to $50,000 the charge is also waived.

PARTIES TO THE CONTRACT

Nationwide and the Contract Owner (including any Joint Owner) are the primary parties to the Contract.  Additional parties listed in the Contract may be entitled to certain rights, but only under specific conditions, as described in the Contract.

The Contract Owner may change a party named in the Contract, except a Joint Owner, if the change request is in writing.  Changes are effective as of the date the change request is signed.  Nationwide, however, is not responsible for payment or other actions taken before the change request is received.  Changes to the Annuitant require Nationwide's written consent and may only be done prior to the Annuitization Date.  Nationwide is not responsible for the tax implications of any changes to the named parties.  Nationwide may reject changes to the parties named in the Contract if the risk originally assumed by Nationwide in issuing the Contract is materially altered, multiple annuity contracts issued by Nationwide are being utilized to cover a single risk, or if the result of the change is to transfer rights or benefits to an institutional investor.

A change of Contract Owner may require a signature guarantee and must be signed by the Contract Owner and the person designated as the new Contract Owner.

VAC-0120AOCV                                                                (Standard) (1/2011)

Changes to the Annuitant or Contingent Annuitant are subject to underwriting and approval by Nationwide.  If any Contract Owner is not a natural person, the change of the Annuitant will be treated as the death of the Contract Owner.

Nationwide

Nationwide is a stock life insurance company organized under Ohio law.  In exchange for the Purchase Payment(s) made under this Contract, Nationwide issues the Contract to the Contract Owner, assumes certain risks and promises to make certain payments.

In issuing this Contract, Nationwide intends to offer only annuity and related benefits (including death benefits) to single individuals and their beneficiaries.  These benefits result in Nationwide assuming certain risks.  This Contract is not intended for use by institutional investors, people trying to cover risks involving multiple lives with a single contract, or by someone trying to cover a single life with multiple Nationwide contracts.

If Nationwide discovers that the risk it intended to assume in issuing this Contract has been altered by any of the following, then Nationwide will take any action it feels is necessary to mitigate or eliminate the altered risk including, but not limited to, rescinding the Contract and returning the Surrender Value:

(1)	Information provided by the Contract Owner(s) is materially false, misleading, incomplete or otherwise deficient.

(2)	The Contract is being used with other contracts issued by Nationwide to cover a single life or risk.

(3)	The Contract is being used to cover multiple lives or risks.

(4)	The Contract is being used by an institutional investor.

Nationwide's failure to detect, mitigate or eliminate altered risk does not act as a waiver of its rights and does not bar Nationwide from asserting its rights at a future date.

Contract Owner

The Contract Owner has all rights under the Contract before the Annuitization Date, unless a Joint Owner is named.  If the person purchasing the Contract names someone else as the Contract Owner, then the purchaser will have no rights under the Contract.

The Annuitant becomes the Contract Owner on the Annuitization Date.

Joint Owner

Joint Owners must be spouses at the time joint ownership is requested.  Joint Owners have an undivided interest in the Contract and any exercise of ownership rights in the Contract must be in writing and signed by both Joint Owners.

Contingent Owner

The Contingent Owner may receive benefits under the Contract, but only if the Contract Owner is not named as the Annuitant, dies prior to the Annuitization Date, and there is no surviving Joint Owner.  If more than one Contingent Owner survives the Contract Owner, each will share equally unless otherwise specified in the Contingent Owner designation.

If a Contract Owner is named as the Annuitant and dies before the Annuitization Date, then the Contingent Owner does not have any rights in the Contract.  If a surviving Contingent Owner is also named as the Beneficiary, then the surviving Contingent Owner will have all the rights of a Beneficiary.

Annuitant

The Annuitant is the person who will receive annuity payments upon Annuitization.  The Annuitant must be age 85 or younger at the time of Contract issuance unless Nationwide approves a request for the Annuitant to be older.  The Annuitant may not be changed prior to the Annuitization Date without Nationwide's written consent.

Contingent Annuitant

If the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant.  The Contingent Annuitant must be age 85 or younger at the time of Contract issuance unless Nationwide approves a request for the Contingent Annuitant to be older.  All provisions of the Contract that are based on the death of the Annuitant prior to the

VAC-0120AOCV                                                                (Standard) (1/2011)

Annuitization Date will be based on the death of the last survivor of the Annuitant and Contingent Annuitant.

Beneficiaries and Contingent Beneficiaries

The Beneficiary may be entitled to certain rights under the Contract.  Whether these rights actually vest depends on several conditions.  The Contingent Beneficiary has no rights unless the Contingent Beneficiary survives all Beneficiaries and such Beneficiaries (had they survived) would be entitled to receive payments under the Contract.  The right to receive payments under the Contract, including the Death Benefit, is described in detail in the "Succession of Rights and the Death Benefit" section of the Contract.

Unless otherwise directed by the Contract Owner, the following will apply:

(1)
after the death of the Contract Owner (assuming all rights vest with the Beneficiary as described in the preceding paragraphs), the Beneficiary may name a successor beneficiary.  A successor beneficiary will have the right to receive any Contract proceeds remaining after the Beneficiary dies;

(2)	if there is more than one Beneficiary, each will share equally in any right to receive payment;

(3)	if there is more than one Contingent Beneficiary, each will share equally in any right to receive payment.

CONTRACT INVESTMENT OPTIONS

Variable Accounts

Nationwide may make available one or more Variable Accounts in which Contract Owners may elect to invest.

Variable Accounts are segregated investment accounts of Nationwide.  All assets of the Variable Accounts remain the property of Nationwide, but are not charged with the liabilities from any other of its businesses.  Income, gains and losses of the Variable Accounts reflect their own investment experience and not the investment experience of Nationwide.  Although the assets in the Variable Accounts are the property of Nationwide, it is obligated to make payments to the parties of the Contract.

Each Variable Accounts may offer various underlying investment options, each being a Sub-Account of the Variable Accounts.  The Contract Owner may allocate Purchase Payments to any of the available Sub-Accounts of each Variable Accounts.  Purchase Payments allocated to Sub-Accounts may be subject to terms or conditions established by the corresponding underlying investment option.

The underlying investment options available in the Variable Accounts are not publicly traded investment options or mutual funds.

The value of amounts allocated to each Sub-Account is determined by multiplying the number of Accumulation Units in the Sub-Account by the Accumulation Unit value.  Charges assessed by the underlying investment options, as well as the Variable Account charge, are deducted each day when calculating the Accumulation Unit value.  When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit.  The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option.  Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.  Accumulation Units of a Sub-Account are added by Purchase Payment or transfer allocations.  Accumulation Units of a Sub-Account are subtracted by any Surrenders, transfers to other Sub-Accounts or charges described in the "Contract Expense" section (except the Variable Account charge).

The investment performance of a Sub-Account is determined by the net investment factor.  The net investment factor is determined by dividing (a) by (b) and subtracting (c) from the result where:

(a)
is the net asset value for the current Valuation Period of the underlying investment option corresponding to the Sub-Account (plus any dividend or income distributions made by such underlying investment option);

(b)	is the net asset value of the underlying investment option determined as of the preceding Valuation Period; and
(c)	is a factor representing the daily Variable Account charge (determined by taking the annualized Variable Account charge and dividing it by the number of days in the current calendar year).

VAC-0120AOCV                                                                (Standard) (1/2011)

If the net investment factor is multiplied by the preceding Valuation Period's Accumulation Unit value, the result will be the current Valuation Period's Accumulation Unit value.  If the net investment factor is greater than 1, the Accumulation Unit value increases.  If the net investment factor is less than 1, the Accumulation Unit value decreases.

If an underlying investment option is no longer available for investment by a Variable Accounts or if, in the judgment of Nationwide's management, further investment in such underlying investment option would be inappropriate in view of the purposes of the Contract, Nationwide may substitute another underlying investment option for an underlying investment option already purchased or to be purchased in the future by Purchase Payments under the Contract.

In the event of a substitution or change, Nationwide may make changes to the Contract and other contracts of this class as may be necessary to reflect the substitution or change.  Nothing contained in the Contract will prevent the Variable Accounts from purchasing other securities for other series or classes of contracts or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such contracts.

OPERATION OF THE CONTRACT

Purchase Payments

The Contract is issued in consideration of the Purchase Payment(s) made by the Contract Owner.  Purchase Payments are accepted by Nationwide at its home office in Columbus, Ohio.  The minimum initial Purchase Payment is required on the Date of Issue and must be at least $10,000.  The Contract Owner may satisfy the minimum initial Purchase Payment by making periodic Purchase Payments until the first Contract Anniversary.  Nationwide does not require any additional Purchase Payments after the minimum initial Purchase Payment has been satisfied and the Contract will not lapse or otherwise be cancelled for failure to make additional Purchase Payments.  Nationwide accepts additional Purchase Payments of $1,000 or more.  If additional Purchase Payments are made via automated clearinghouse, the minimum subsequent Purchase Payment amount is reduced to $150.

Notwithstanding the preceding paragraph, total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Annuitant may not exceed $1,000,000

(and will be returned to the Contract Owner), unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000.

Additional Credits on Purchase Payments

The additional credits on Purchase Payments may not be available in conjunction with the election of certain options. If an elected option eliminates Purchase Payment credits, this fact will be stated in the option form.

Nationwide will provide a credit if certain levels of Purchase Payments are achieved as outlined in the following:

(1)
When cumulative Purchase Payments (minus any Surrenders) under the Contract exceed $500,000, Nationwide will credit to the Contract an amount equal to 0.50% of all such Purchase Payments. In the case of a subsequent Purchase Payment (minus any Surrenders) reaching the $500,000 minimum, the 0.50% will be credited on all Purchase Payments attributed to the cumulative total Purchase Payment amount of $500,000.  Subsequent Purchase Payments between $500,001 and $999,999 will each receive a credit that is equal to 0.50%.

(2)
When cumulative Purchase Payments (minus any Surrenders) under the Contract exceed $1,000,000, Nationwide will credit to the Contract an amount equal to 1.00% of all such Purchase Payments.  In the case of a subsequent Purchase Payment (minus any Surrenders) reaching the $1,000,000 minimum, a credit of 0.50% will be credited on cumulative Purchase Payments (minus any Surrenders) between $0 and $999,999 (in addition to the previous credit made under item no. (1) above) for a total credit of 1.00%.

Additional Purchase Payments (minus any Surrenders) in excess of the $1,000,000 minimum will each receive a credit of 1.00%.

If the Contract is returned pursuant to the "Right to Examine and Cancel" provision, any credits described herein that have been made to the Contract by Nationwide will be forfeited.

Additional credits on Purchase Payments are made only once upon reaching the specified thresholds.  For example, if cumulative Purchase Payments (minus any Surrenders) exceed $1,500,000 then the total additional credited amount is equal to $15,000.  Subsequent Surrenders followed by new Purchase Payments will not receive additional credits until the original $1,500,000 receiving additional credits on

VAC-0120AOCV                                                                (Standard) (1/2011)

Purchase Payments is exceeded by these new Purchase Payments.

Transfers

Prior to the Annuitization Date, transfers among the investment options available under the Contract are permitted 20 times per calendar year.  Nationwide accepts transfers in excess of 20, but only if they are sent via ordinary U.S. Mail.  For purposes of determining the number of transfers, the following will apply:

(1)	a transfer is considered to be one or more allocations of Contract Value among available investment options on a single business day;

(2)	the transfer limit of 20 will be set (or re-set) every calendar year beginning January 1st;

(3)	transfers not exercised during a given calendar year cannot be "banked" or otherwise accumulated and used in subsequent calendar years (transfer limits are non-cumulative in nature);

(4)	asset rebalancing transactions, as described in the "Contract Owner Services" section of the Contract, are considered transfers;

(5)	dollar cost averaging transactions, as described in the "Contract Owner Services" section of the Contract, are not considered transfers.

There are certain transfer restrictions, prohibitions or fees that may be imposed by underlying mutual funds.

Nationwide may refuse, limit or otherwise restrict transfer requests, or take any other reasonable action it deems necessary to protect Contract Owners, Annuitants and/or Beneficiaries from short-term trading strategies or other harmful investment practices that negatively impact underlying mutual fund performance.  Nationwide may restrict a Contract Owner engaged in such a practice or strategy or a third-party acting on behalf of a Contract Owner(s).

Nationwide's failure to take action in any one or more instances with respect to the preceding restrictions is not, nor is it to be construed or deemed as, a further or continuing waiver of its right to enforce them.

Surrenders

The Contract Owner may Surrender part or all of the Contract Value before the earlier of:

(1)	the death of the Annuitant and any Contingent Annuitant; or

(2)	the Annuitization Date.

Nationwide requires that Surrender requests be made in writing and may require the return of the Contract if the entire Contract Value is being Surrendered.  To insure Surrenders are being requested properly, Nationwide may require the signature(s) on a Surrender request be guaranteed by a member firm of a major stock exchange or other depository institution qualified to do so.

Unless the Contract Owner provides specific direction to Nationwide as to how amounts from the Contract are to be Surrendered, Nationwide will process requests for Surrender in the following manner:

(1)	Proportional Surrender - Surrenders will be taken proportionally from each Variable Accounts option in which the Contract Owner is invested based on its value.

(2)
Surrender Amount Received - The amount received by the Contract Owner will be equal to the amount of the Surrender requested by the Contract Owner minus any charges described in the "Contract Expenses" section or adjustments and any applicable premium taxes.

The Surrender Value will be paid to the Contract Owner within seven days of the date Nationwide receives, at its home office in Columbus, Ohio, the properly executed Surrender request from the Contract Owner.

The Surrender Value is equal to:

(1)	the Contract Value; minus

(2)	any charges described in the "Contract Expenses" section; minus

(3)	any state premium taxes.

Any applicable federal income taxes are not included in calculating the Surrender Value.

VAC-0120AOCV                                                                (Standard) (1/2011)

Nationwide has the right to suspend or delay the date of any Surrender from the Variable Accounts for any period when;

a)	the New York Stock Exchange is closed,
b)	when trading on the New York Stock Exchange is restricted,
c)
when an emergency exists and as a result the disposal of securities in the Variable Accounts is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Accounts, or

d)	during any other period when the Securities and Exchange Commission by order permits a suspension of Surrender for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission may govern as to whether certain conditions set forth in the preceding paragraphs exist.

Surrenders Required by the Internal Revenue Code

Certain Surrenders may be required by the Internal Revenue Code. For purposes of this section, a Surrender may also be termed a "distribution" or a "required distribution."  In no case may a Surrender be delayed beyond the time specified by Internal Revenue Code Section 72(s).

If any Contract Owner or Joint Owner dies (including an Annuitant who becomes the Contract Owner of the Contract on the Annuitization Date), certain distributions are required by Section 72(s) of the Internal Revenue Code.  The following distributions will be made in accordance with these requirements (regardless of any other provisions in the Contract):

(1)
If any Contract Owner dies on or after the Annuitization Date and before the entire interest under the Contract has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect as of the date of such Contract Owner's death.

(2)
If any Contract Owner dies before the Annuitization Date, then the entire interest in the Contract (consisting of either the Death Benefit or the Contract Value reduced by certain charges as set forth elsewhere in the Contract) shall be distributed within 5 years of the death of the deceased Contract Owner, provided however:

(a)
If any portion of such interest is payable to or for the benefit of a natural person who is a surviving Contract Owner, Contingent Owner, Joint Owner, Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary as the case may be (each a "designated beneficiary"), such portion may, at the election of the designated beneficiary, be distributed over the life of such designated beneficiary, or over a period not extending beyond the life expectancy of such designated beneficiary, provided that payments begin within one year of the date of the deceased Contract Owner's death (or such longer period as may be permitted by federal income tax regulations).  Life expectancy and the amount of each payment will be determined as prescribed by federal income tax regulations.

(b)
If the designated beneficiary is the surviving spouse of the deceased Contract Owner, such spouse may elect, in lieu of the Death Benefit, to become the Contract Owner of this Contract, and the distributions required under the Required Distribution Provisions will be made upon the death of such spouse.

In the event that the Contract Owner is not a natural person (e.g., a trust or corporation), then, for purposes of these distribution provisions, (i) the death of the Annuitant shall be treated as the death of any Contract Owner, (ii) any change of the Annuitant shall be treated as the death of any Contract Owner, and (iii) in either case the appropriate distribution required under these distribution rules shall be made upon such death or change, as the case may be.  The Annuitant is the primary annuitant as defined in Section 72(s)(6)(B) of the Code.

These distribution provisions shall not be applicable to any Contract that is not required to be subject to the provisions of Section 72(s) of the Code by reason of Section 72(s)(5) or any other law or rule.  Such Contracts include, but are not limited to, any Contract (i) which is provided under a plan described in Section 401(a) of the Code which includes a trust exempt from tax under Section 501 of the Code; (ii) which is provided under a plan described in Section 403(a) of the Code; (iii) which is described in Section 403(b) of the Code; (iv) which is an individual retirement annuity or provided under an individual retirement account or annuity as described in Section 408 of the Code; or (v) which is qualified funding asset (as defined in Section 130(d) of the Code, but without regard to whether there is a qualified assignment).

VAC-0120AOCV                                                                (Standard) (1/2011)

Additional Tax Information

The Contract is subject to requirements found in the Internal Revenue Code.  It is intended that the Contract be treated as an "annuity contract" for federal income tax purposes.  Nationwide will interpret and administer all sections of the Contract in accordance with Internal Revenue Code Section 72(s).  Nationwide reserves the right to amend this Contract to comply with requirements set out in the Internal Revenue Code and regulations and rulings thereunder, as they may exist from time to time.

Surrenders are calculated by use of the expected return multiples specified in Tables V and VI of Section 1.72-9 of the Treasury Regulations and calculated in accordance with the calculation methods made available by Nationwide, prescribed by the regulations and elected by the Contract Owner.

If the Contract is issued other than as a Non-Qualified Contract, the Contract Owner will receive an endorsement describing the Contract requirements for the type of Contract issued.

Nationwide will deduct against the Contract Value the amount of any premium taxes levied by a state or any other government entity on Purchase Payments.  The method used to recoup premium taxes will be determined by Nationwide at its sole discretion and in compliance with applicable state law.  Nationwide currently deducts premium taxes from a Contract Value at one of the following times:

(1)	when the Contract is Surrendered;

(2)	on the Annuitization Date; or

(3)	when Nationwide is subject to the premium tax.

CONTRACT OWNER SERVICES

Listed in this section are descriptions of certain services Nationwide may make available under the Contract.  The services described in this section are not available on or after the Annuitization Date.

Asset Rebalancing

Please note that terms and conditions imposed by underlying mutual funds may restrict the ability to do asset rebalancing with certain Sub-Accounts.

Nationwide permits the Contract Owner to elect, on a form provided by Nationwide, to periodically have the part of the Contract Value held in the Sub-Accounts of the Variable Accounts re-allocated on a predetermined percentage basis.

The Contract Owner may elect to have asset rebalancing done on a quarterly, semi-annual or annual basis.  If the last day of any of these periods falls on a date other than a Valuation Date, Nationwide will process the asset rebalancing on the next available Valuation Date.

Nationwide may, on a prospective basis, discontinue new asset rebalancing programs.  Nationwide may also assess a processing fee for this service.

Dollar Cost Averaging Programs

The Contract Owner may elect, on a form provided by Nationwide, to transfer on a monthly, quarterly, semi-annual or annual basis specified amounts from certain Sub-Accounts of the Variable Accounts.

Dollar cost averaging transfers will continue out of the applicable Sub-Account until exhausted or the Contract Owner instructs Nationwide in writing to discontinue the program.

Systematic Surrenders

The Contract Owner may elect, on a form provided by Nationwide, to take systematic Surrenders of $100 or more on a monthly, quarterly, semi-annual or annual basis.  Nationwide will process the Surrenders on pro-rata basis from each Sub-Account of the Variable Accounts.  Systematic Surrenders may be subject to the charges described in the "Contract Expenses" section, as well as any applicable state premium taxes.  Unless otherwise directed by the Contract Owner, Nationwide will withhold federal income taxes from each systematic Surrender.

The Contract Owner may request an age-based systematic Surrender program (in accordance with the table that follows).  This type of systematic Surrender program terminates each year on the day before the Contract Anniversary and may be reinstated only on or after the next Contract Anniversary pursuant to a new request.

Age of Contract Owner*	Contract Value Percentage
Under Age 59 1/2	5%
Age 59 1/2 through Age 61	7%
Age 62 through Age 64	8%
Age 65 through 74	10%
Age 75 and Over	13%

VAC-0120AOCV                                                                (Standard) (1/2011)

*The age of the Contract Owner will be determined as of the date the request for systematic Surrender is received and recorded by Nationwide at its home office in Columbus, Ohio.  In the case of Joint Ownership, the "Age of Contract Owner" will be based on the older Joint Owner.

Unless the Contract Owner has made an irrevocable election of Surrenders of substantially equal periodic payments, the systematic Surrenders may be discontinued at any time by written notification to Nationwide.  Nationwide may discontinue prospective systematic Surrender programs.

SUCCESSION OF RIGHTS AND THE DEATH BENEFIT

Whether a party to the Contract has certain rights (including the right to receive the Death Benefit) depends on whether certain parties (such as a Contingent Annuitant or Joint Owner) have been named and whether the Contract Owner and the Annuitant is the same person.

Death of the Contract Owner

If the Contract Owner (or any Joint Owner) and the Annuitant are not the same person and such Contract Owner dies before the Annuitization Date, the "Death Benefit" section does not apply and contractual rights succeed in the following order:

(1)	If there is a surviving Joint Owner, they become the new Contract Owner.

(2)	If there is no surviving Joint Owner, the Contingent Owner becomes the new Contract Owner.

(3)	If there is no surviving Joint Owner or Contingent Owner, the Beneficiary(ies) becomes the new Contract Owner.

(4)	If there is no surviving Beneficiary(ies), then the last surviving Contract Owner's estate becomes the new Contract Owner.

Death of Contract Owner/Annuitant

If the Contract Owner (or any Joint Owner) and the Annuitant are the same person, and that person dies before the Annuitization Date, the Death Benefit becomes payable.  Rights to the Death Benefit are determined in the following order:

(1)	If there is a surviving Joint Owner, the surviving Joint Owner is entitled to the Death Benefit.
(2)	If there is no surviving Joint Owner, the Beneficiary(ies) are entitled to the Death Benefit.

(3)	If there is no surviving Joint Owner or Beneficiary(ies), then the Contingent Beneficiary(ies) are entitled to the Death Benefit.
(4)	If there is no surviving Contingent Beneficiary(ies), then the last surviving Contract Owner's estate is entitled to the Death Benefit.

Death of Annuitant

If there is no Contingent Annuitant, the Contract Owner and the Annuitant are not the same person, and the Annuitant dies before the Annuitization Date, then rights to the Death Benefit are determined in the following order:

(1)	the Beneficiary(ies), if they survive the Annuitant;

(2)	the Contingent Beneficiary(ies), if they survive the Annuitant;

(3)	the last surviving Contract Owner's estate.

Death Benefit Payment

The Death Benefit is only payable if the Annuitant dies before the Annuitization Date.  The value of each component comprising the calculation of the amount of the Death Benefit is determined as of the date of the Annuitant's death, except for the Contract Value component which is valued as of the date Nationwide receives the information necessary to pay a Death Benefit claim as described below.

Prior to paying the Death Benefit, Nationwide must receive in writing at its home office in Columbus, Ohio the following three items: (1) proper proof of the Annuitant's death; (2) an election specifying the method of Surrender; and (3) state required forms, if any.

Nationwide will accept any one of the following as proper proof of the Annuitant's death:

(1)	a certified copy of the death certificate;

(2)	a copy of a certified decree of a court of competent jurisdiction as to the finding of death;

(3)	a written statement by a medical doctor who attended the deceased Annuitant; or

(4)	any other proof Nationwide finds acceptable.

VAC-0120AOCV                                                                (Standard) (1/2011)

The Beneficiary must elect a method of Surrender that complies with any applicable Internal Revenue Code requirements.  The Beneficiary may elect to receive the Death Benefit in the form of:

(1)	a lump sum distribution;

(2)	an annuity payment; or

(3)	any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.

The Death Benefit payment will be made or will commence within 30 days after receipt of proof of death and notification of the election on how to receive the Death Benefit.

Standard Death Benefit

If the Annuitant dies before the Annuitization Date, the Death Benefit will be the greater of:

(1)      the Contract Value; or

(2)	the total of all Purchase Payments, less an adjustment for amounts Surrendered.

The adjustment for amounts Surrendered will reduce item (2) above in the same proportion that the Contract Value was reduced on the date of the partial Surrender.

Spousal Protection

The spousal protection benefit permits a surviving spouse to continue the Contract while receiving the Death Benefit upon the death of the other spouse.  In order to take advantage of this benefit the following will apply.

(1)	One or both of the spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner.

(2)	The spouses must be Co-Annuitants. Both Co-Annuitants must be 85 or younger on the Date of Issue.

(3)	The spouses must be the Beneficiaries, except that a valid trust or custodial arrangement may be established if it is for the exclusive benefit of each spouse.

(4)
No other person may be named as Contract Owner, Annuitant or as primary Beneficiary, except that a Contract Owner or primary Beneficiary may be a valid trust or custodial arrangement established for the exclusive benefit of each spouse.

(5)	If both spouses are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend.

(6)
Death of a Co-Annuitant - Prior to Annuitization, upon the death of the Co-Annuitant, the surviving spouse may continue the Contract as its sole Contract Owner.  If the chosen Death Benefit is higher than the Contract Value at the time of death, the Contract Value will be adjusted to equal the chosen Death Benefit amount.  The surviving spouse may then name a new Beneficiary but may not name another Co-Annuitant.

(7)
If a Co-Annuitant is added at any time after the Date of Issue, a copy of the certificate of marriage must be provided and the date of marriage must be after the Date of Issue.  In addition, the Co-Annuitant that is added must be age 85 or younger.

The Death Benefit is paid on the death of each Co-Annuitant.  In no event will Nationwide pay the Death Benefit more than twice.

ANNUITIZATION

The other sections within the Contract primarily deal with provisions involving the accumulation of amounts in the various contract investment options, certain contractual benefits and rights that occur prior to receiving any annuity payments.

This "Annuitization" section primarily describes the right to receive certain payments upon Annuitization, including guarantees with respect to certain life contingent payment options.

Annuity Commencement Date

The Annuity Commencement Date is selected by the Contract Owner and is generally the first day of a calendar month.  The date must be at least two years after the Date of Issue.  If an Annuity Commencement Date is not selected, it will be the date the Annuitant reaches age 90.

VAC-0120AOCV                                                                (Standard) (1/2011)

The Contract Owner may change the Annuity Commencement Date if the following requirements are met:

(1)	the requested change is before the Annuitization Date;

(2)	the change is made in writing and approved by Nationwide;

(3)	the new Annuity Commencement Date is not later than the first day of the first calendar month after the Annuitant's 90th birthday unless Nationwide agrees to a later date in writing.

A change will become effective as of the date requested, but will not apply to any action taken by Nationwide before it is recorded at Nationwide's home office in Columbus, Ohio.

Annuitization Process

Annuitization is irrevocable once payments have begun.  The Contract Owner must provide Nationwide the following items in writing to annuitize the Contract:

(1)	election of an Annuity Payment Option; and

(2)	election to receive a fixed payment annuity, variable payment annuity, or any other combination that may be available on the Annuitization Date.

Calculation of Fixed Annuity Payments

The first payment of a fixed payment annuity is determined by applying the portion of the total Contract Value specified by the Contract Owner, less applicable premium tax, to the fixed annuity table in effect on the Annuitization Date for the Annuity Payment Option elected.

The purchase rates for any options guaranteed to be available will be determined on a basis not less favorable than 1.5% minimum interest and the applicable Annuity 2000 Mortality Table with Projection Scale G, assuming Annuitization in the year 2000, and the following age adjustments.

Annuitization Date	Adjusted Age*

2011 - 2015	Age last birthday minus 5 years
2016 - 2022	Age last birthday minus 6 years
2023 - 2029	Age last birthday minus 7 years
2030 - 2036	Age last birthday minus 8 years
2037 - 2043	Age last birthday minus 9 years
After 2043	Age last birthday minus 10 years

*Adjusted age is equal to the Annuitant's actual age in years on the Annuitant's last birthday minus the number of years specified in the table for each range of Annuitization Dates.
The determination of the applicable Annuity 2000 Mortality Table and Projection Scale G will be based upon the type of Contract issued.

Calculation of Variable Annuity Payments

Please note that each variable annuity payment will fluctuate and may increase or decrease based on investment experience of the Sub-Accounts.

A variable payment annuity is a series of payments that are not predetermined or guaranteed as to dollar amount and that vary in amount with the investment experience of the Sub-Accounts selected by the Contract Owner.

The first payment of a variable payment annuity is determined by applying the portion of the total Contract Value specified by the Contract Owner, less applicable premium taxes, to the variable annuity table in effect on the Annuitization Date for the Annuity Payment Option elected.

The purchase rates for any options guaranteed to be available will be determined on a basis not less favorable than a 3.5% assumed investment return and the applicable Annuity 2000 Mortality Table with Projection Scale G, assuming Annuitization in the year 2000, and the following age adjustments.

Annuitization Date	Adjusted Age*

2011 - 2015	Age last birthday minus 5 years
2016 - 2022	Age last birthday minus 6 years
2023 - 2029	Age last birthday minus 7 years
2030 - 2036	Age last birthday minus 8 years
2037 - 2043	Age last birthday minus 9 years
After 2043	Age last birthday minus 10 years

VAC-0120AOCV                                                                (Standard) (1/2011)

*Adjusted age is equal to the Annuitant's actual age in years on the Annuitant's last birthday minus the number of years specified in the table for each range of Annuitization Dates.

The determination of the applicable Annuity 2000 Mortality Table and Projection Scale G will be based upon the type of Contract issued.

Variable annuity payments after the first payment will vary in amount and may decrease after the first payment.  The payment amount changes with the investment performance of the Sub-Accounts selected by the Contract Owner within the Variable Accounts.

An Annuity Unit is used to calculate the value of annuity payments.  When the underlying mutual fund shares were first established, the value of an Accumulation Unit for each Sub-Account of the Variable Accounts was arbitrarily set at $10.  The value for any later Valuation Period is found as follows:

(1)
the Annuity Unit value for each Sub-Account for the immediately preceding Valuation Period is multiplied by the net investment factor for the Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated;

(2)	the result is multiplied by an interest factor because the assumed investment rate of 3.5% per year is built into the purchase rate basis for variable payment annuities.

Using the Annuity Unit value, the dollar amount of variable annuity payments is determined by:

(1)
the dollar amount of the first annuity payment is divided by the Annuity Unit value as of the Annuitization Date.  This result establishes the fixed number of Annuity Units for each monthly annuity payment after the first.  The number of Annuity Units remains fixed during the annuity payment period;

(2)	the fixed number of Annuity Units is multiplied by the Annuity Unit value for the Valuation Date for which the payment is due. This result establishes the dollar amount of the payment.

Nationwide guarantees that the dollar amount of each payment after the first will not be affected by variations in Nationwide's expenses or mortality experience.

Frequency and Amount of Payments

All annuity payments will be mailed within 10 business days of the scheduled payment date.  Payments will be made based on the Annuity Payment Option selected and frequency selected.  However, if the net amount to be applied to any Annuity Payment Option at the Annuitization Date is less than $2,000, Nationwide has the right to pay this amount in one lump sum instead of periodic annuity payments.

If any annuity payment would be or becomes less than $100, Nationwide may change the frequency of payments to an interval that results in payments of at least $100.  In no event will Nationwide make payments under an annuity option less frequently than annually.

Large Size Annuity Contracts

Notwithstanding any other provision in the Contract, the following will apply to all Contracts issued where cumulative Purchase Payments received exceed $2,000,000:

(1)
Nationwide may limit the amount of the Contract Value applied to an Annuity Payment Option to $5,000,000 per annuitant.  For amounts in excess of $5,000,000, Nationwide will permit the naming of additional annuitants (only for the purpose of Annuitization);

(2)	Nationwide may limit the available Annuity Payment Option to a fixed Life Annuity with guaranteed period of payments through age 95 or 20 years (whichever is greater).

ANNUITY PAYMENT OPTIONS

Selection of Annuity Payment Option

The Contract Owner may select an Annuity Payment Option prior to Annuitization.  The following applies to the selection of an Annuity Payment Option:

(1)	If no Annuity Payment Option is selected, Nationwide will automatically set it as a life annuity with a guaranteed period of 240 months.

(2)	Annuity Payment Options available may be limited based on age of the Annuitant (and any designated second person upon whose continuation of life any lifetime payments may depend).

VAC-0120AOCV                                                                (Standard) (1/2011)

(3)	Annuity Payment Options may also be limited based on Surrenders required by the Internal Revenue Code.

The Annuity Payment Options found in the Contract are guaranteed to be available by Nationwide subject to the restrictions set forth in the preceding paragraphs and the "Large Size Annuity Contracts" subsection of the "Annuitization" section.

Life Annuity

The amount to be paid under this option will be paid during the lifetime of the Annuitant.  Payments will cease with the last payment due prior to the death of the Annuitant.

Joint and Survivor Annuity

The amount to be paid under this option will be paid during the joint lifetimes of the Annuitant and a designated second person.  Payments will continue as long as either is living.

Life Annuity With 120 or 240 Monthly Payments Guaranteed

The amount to be paid under this option will be paid during the lifetime of the Annuitant.  A guaranteed period of 120 or 240 months may be selected.  If the Annuitant dies prior to the end of this guaranteed period, the recipient chosen by the Contract Owner will receive the remaining guaranteed payments.

Any Other Option

The amount and period under any other option will be determined by Nationwide.  Payment options not set forth in the Contract are available only if they are approved by both Nationwide and the Contract Owner.  Nationwide may elect to make available an immediate annuity contract as a settlement option if requested by the Contract Owner.

Confirmation of Annuity Payments

Nationwide will issue within 30 days of the Annuitization Date a confirmation of the elected Annuity Payment Option and the amount of each payment (or first payment if a variable Annuity Payment Option has been elected).

VAC-0120AOCV                                                                (Standard) (1/2011)

GUARANTEED ANNUITY TABLES
FIXED MONTHLY BENEFITS PER $1000 APPLIED

JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENTS

Adjusted Age of Female Annuitant*
		50	55	60	65	70	80	90
Adjusted Age of	50	2.54	2.66	2.77	2.85	2.92
Male Annuitant*	55	2.62	2.78	2.94	3.08	3.19
	60	2.68	2.89	3.11	3.32	3.50	3.75
	65		2.96	3.24	3.54	3.82	4.27
	70			3.34	3.72	4.13	4.88
	80				3.95	4.58	6.17	7.61
	90						7.13	10.40

LIFE ANNUITY: MONTHLY ANNUITY PAYMENTS

Male Guarantee Period			Female Guarantee Period
ANNUITANT'S ADJUSTED AGE*	NONE	120 MONTHS	240 MONTHS	ANNUITANT'S ADJUSTED AGE*	NONE	120 MONTHS	240 MONTHS
50	3.03	3.01	2.95	50	2.79	2.78	2.75
51	3.10	3.08	3.01	51	2.85	2.84	2.81
52	3.17	3.14	3.07	52	2.91	2.90	2.86
53	3.24	3.22	3.13	53	2.97	2.96	2.91
54	3.32	3.29	3.19	54	3.04	3.02	2.97
55	3.40	3.37	3.25	55	3.11	3.09	3.03
56	3.49	3.45	3.32	56	3.18	3.16	3.09
57	3.58	3.54	3.39	57	3.26	3.24	3.16
58	3.68	3.63	3.46	58	3.34	3.32	3.23
59	3.78	3.73	3.53	59	3.43	3.40	3.30
60	3.89	3.83	3.60	60	3.52	3.49	3.37
61	4.01	3.94	3.68	61	3.62	3.58	3.44
62	4.14	4.05	3.75	62	3.72	3.68	3.52
63	4.27	4.17	3.83	63	3.84	3.79	3.60
64	4.41	4.30	3.90	64	3.96	3.90	3.68
65	4.57	4.43	3.98	65	4.08	4.02	3.76
66	4.73	4.57	4.05	66	4.22	4.14	3.84
67	4.91	4.71	4.12	67	4.37	4.27	3.93
68	5.09	4.86	4.19	68	4.52	4.41	4.01
69	5.29	5.02	4.26	69	4.69	4.56	4.09
70	5.50	5.18	4.33	70	4.87	4.71	4.17
71	5.73	5.35	4.39	71	5.07	4.88	4.24
72	5.97	5.53	4.44	72	5.28	5.05	4.32
73	6.23	5.71	4.50	73	5.52	5.23	4.39
74	6.51	5.89	4.55	74	5.76	5.42	4.45
75	6.81	6.08	4.59	75	6.03	5.62	4.51
76	7.13	6.27	4.63	76	6.33	5.83	4.56
77	7.47	6.46	4.66	77	6.64	6.04	4.61
78	7.83	6.65	4.70	78	6.99	6.25	4.65
79	8.23	6.84	4.72	79	7.36	6.47	4.69
80	8.65	7.03	4.74	80	7.77	6.69	4.72

VAC-0120AOCV                                                                     (Standard) (1/2011)

LIFE ANNUITY:  MONTHLY ANNUITY PAYMENTS
(Continued)

Male Guarantee Period			Female Guarantee Period
ANNUITANT'S ADJUSTED AGE*	NONE	120 MONTHS	240 MONTHS	ANNUITANT'S ADJUSTED AGE*	NONE	120 MONTHS	240 MONTHS
81	9.10	7.21	4.76	81	8.21	6.90	4.74
82	9.58	7.39	4.78	82	8.69	7.12	4.76
83	10.10	7.56	4.79	83	9.21	7.32	4.78
84	10.66	7.73	4.80	84	9.77	7.52	4.79
85	11.25	7.88	4.80	85	10.38	7.70	4.80
86	11.88	8.02	4.81	86	11.04	7.87	4.80
87	12.56	8.16	4.81	87	11.75	8.03	4.81
88	13.27	8.28	4.81	88	12.51	8.18	4.81
89	14.04	8.39	4.81	89	13.32	8.31	4.81
90	14.85	8.50	4.81	90	14.17	8.42	4.81

*Adjusted Age is defined in the "Calculation of Fixed Annuity Payments" section of the Contract.

VAC-0120AOCV                                                                     (Standard) (1/2011)

Individual Flexible Purchase Payment Variable Deferred Annuity Contract, Non-Participating

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

FIXED ACCOUNT ENDORSEMENT

To Individual Flexible Purchase Payment Variable Deferred Annuity Contract

General Information Regarding this Endorsement

To the extent the terms of the Contract and this endorsement are inconsistent, the terms of this endorsement shall control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

This endorsement adds a Fixed Account investment option to the Contract.

Certain options that may be elected by the Contract Owner assess an additional charge to the Fixed Account.  In no event, however, will the rate of interest credited to the Fixed Account be less than the minimum guaranteed interest rate stated herein.

In addition, certain options that may be elected limit availability of the Fixed Account as described in the application and/or within the option.

Definitions

The following definitions are modified in or added to the Contract:

Contract Value - The combined value of the Variable Accounts and the Fixed Account.

Fixed Account - An investment option funded by Nationwide's general account.

Minimum Nonforfeiture Rate(s) - The interest rate(s) used to calculate the Minimum Nonforfeiture Value.  This interest rate(s) may never be less than 1.0% or greater than 3.0%.  The rate is calculated using the average of the weekly 5-year Constant Maturity Treasury rate for the calendar quarter, excluding the last week (rounded to the nearest 1/20th of 1%), preceding the Date of Issue or the Redetermination Date minus 1.25%.

Minimum Nonforfeiture Value - The minimum required value of amounts allocated to the Fixed Account.  This value is calculated in accordance with state law and is not less than 87.5% of allocations to the Fixed Account, whether by a transfer from another investment option or Purchase Payment, accumulated at the applicable Minimum Nonforfeiture Rates, for as long as such amounts remain in the Fixed Account, less an annual assumed contract charge of $30.  The Minimum Nonforfeiture Value may be greater than or less than the Surrender Value or Transfer Value.

Redetermination Date - The date, every 5th Contract Anniversary following the Date of Issue, the Minimum Nonforfeiture Rate is recalculated.

Transfer Value - The accumulated value, calculated using interest rates credited to the Fixed Account, of each requested transfer from the Fixed Account to another investment option available under the Contract.

The following provisions modifying the Contract are added.

Fixed Account

The Fixed Account is an investment option under the Contract offering guaranteed interest rates.  Nationwide credits interest to the Fixed Account at the interest rate or rates Nationwide periodically declares.  Interest rates are determined at the sole discretion of Nationwide, but the interest rate credited is guaranteed to be at least 1.00% per year.  Interest rates are declared to the Contract Owner in writing on quarterly statements.  Nationwide states its interest rates as an annualized rate (the effective yield of interest over a one year period).

VAZ-0174AO (Standard) (1/2011)

When new Purchase Payments, or amounts transferred from the Variable Account are allocated to the Fixed Account, the Fixed Account interest rates currently in effect are applied to these allocations.  The interest rate guarantee period on initial Fixed Account allocations lasts until the end of the calendar quarter at least one year (but no more than 15 months) after the date of deposit or transfer.  When subsequent interest rates are declared, those rates will have a guarantee period of 12 months (one year).

Upon Surrender or transfer to another investment option under the Contract, the Contract Owner will receive the greater of:

(1)	the Surrender Value/Transfer Value of Fixed Account allocations being Surrendered/transferred; or

(2)	the Minimum Nonforfeiture Value.

Paid-up annuity benefits, cash surrender benefits or the Death Benefit that may become payable from the Fixed Account will never be less than the minimum benefits required by the statute of the state in which the Contract is issued.

Fixed Account guarantees are supported by the general account of Nationwide and are not insured by the Federal Deposit Insurance Corporation (“FDIC”), National Credit Union Share Insurance Fund (“NCUSIF”) or any other agency of the Federal government.

Nationwide reserves the right not to accept subsequent Purchase Payments or transfer allocations to the Fixed Account.

Variable Accounts

Accumulation Units of a Sub-Account are reduced by transfers to the Fixed Account.

Transfers

The following transfer restrictions are added to the contract.

(1)	Transfers to or from the Fixed Account must be made prior to the Annuitization Date.

(2)
Transfers out of the Fixed Account are limited by Nationwide to those amounts attributable to interest rate guarantee periods that have expired.  For 45 days following the expiration of an interest rate guarantee period, Nationwide will permit the Contract Owner to transfer these amounts to the Variable Account (subject to the other restrictions described in this section).  Nationwide may limit transfers out of the Fixed Account to 10% of the amount in an expired interest rate guarantee period.

(3)	Nationwide may delay a transfer out of the Fixed Account for a period of up to six months from the date it receives the request from the Contract Owner.

(4)	Nationwide may refuse transfers into the Fixed Account at any time and at its sole discretion.

Surrenders

Surrenders will be taken proportionally from all investment options, including the Fixed Account.

Nationwide may delay payment of a Surrender of any portion of the Fixed Account for up to six months from the date the request is received subject to regulatory approval.  Nationwide will not delay payment of a Surrender unless Nationwide has made a written request and received written approval from the Commissioner of Insurance.  Such request will address the necessity of the delay and the equitability to all Contract Owners.

Asset Rebalancing

This service is not available, nor will it ever apply, to any part of the Contract Value allocated to the Fixed Account.

Dollar Cost Averaging Programs

The Contract Owner may elect, on a form provided by Nationwide, to transfer on a monthly, quarterly, semi-annual or annual basis specified amounts from the Fixed Account.  Nationwide may assess a processing fee for this service.

Dollar cost averaging transfers will continue out of the Fixed Account until exhausted or the Contract Owner instructs Nationwide in writing to discontinue the program.

VAZ-0174AO (Standard) (1/2011)

In the case of a non-enhanced dollar cost averaging program from the Fixed Account, transfers from the Fixed Account must be equal to or less than 1/30th of the Contract Value allocated to the Fixed Account at the time the program is requested.

Please note that Nationwide may delay a transfer out of the Fixed Account for a period of up to six months from the date it receives the dollar cost averaging election from the Contract Owner.

Nationwide may stop establishing new dollar cost averaging programs, of any type, at any time.

Enhanced Fixed Account Dollar Cost Averaging

Nationwide may, from time to time, offer enhanced interest rate Fixed Account dollar cost averaging ("Enhanced DCA") programs.

When offered, amounts eligible to participate in Enhanced DCA programs, will be limited to new Purchase Payments applied to the Contract.  Amounts applied to Enhanced DCA programs will receive a higher rate of credited interest than other allocations to the Fixed Account.  In the case of an Enhanced DCA program from the Fixed Account, transfers from the Fixed Account must be equal to or greater than 1/11th of the Purchase Payment allocated to the Fixed Account at the time the program is requested.

If you terminate an Enhanced DCA program prematurely, any remaining funds in the Fixed Account that are part of the Enhanced DCA program will be transferred to the Sub-Accounts according to your then current future allocation instructions, unless the you specify another allocation.

Fixed Account Interest Out Dollar Cost Averaging

The Contract Owner may elect, on a form provided by Nationwide, to have interest earnings on the Fixed Account transferred on a monthly basis to Sub-Accounts of the Variable Account.

Systematic Surrenders

Nationwide will process the Surrenders on a pro-rata basis from each Sub-Account of the Variable Account and the Fixed Account.

Annuitization

The following is added to the Contract.

Any amounts in the Fixed Account that the Contract Owner elects to annuitize as a variable payment annuity must be moved to a variable Sub-Account before the Annuitization Date.

VAZ-0174AO                                                                   (Standard) (1/2011)

FIXED ACCOUNT TABLE OF VALUES

End of Contract Year	Guaranteed Account Value	Guaranteed Cash Surrender Value	End of Contract Year	Guaranteed Account Value	Guaranteed Cash Surrender Value
1	10,070	9,370	36	55,214	54,944
2	11,151	10,481	37	56,776	56,506
3	12,242	11,612	38	58,354	58,084
4	13,345	12,765	39	59,948	59,678
5	14,458	13,938	40	61,557	61,287
6	15,583	15,133	41	63,183	62,913
7	16,718	16,448	42	64,824	64,554
8	17,866	17,596	43	66,483	66,213
9	19,024	18,754	44	68,157	67,887
10	20,195	19,925	45	69,849	69,579
11	21,377	21,107	46	71,558	71,288
12	22,570	22,300	47	73,283	73,013
13	23,776	23,506	48	75,026	74,756
14	24,994	24,724	49	76,786	76,516
15	26,224	25,954	50	78,564	78,294
16	27,466	27,196	51	80,360	80,090
17	28,721	28,451	52	82,173	81,903
18	29,988	29,718	53	84,005	83,735
19	31,268	30,998	54	85,855	85,585
20	32,560	32,290	55	87,724	87,454
21	33,866	33,596	56	89,611	89,341
22	35,185	34,915	57	91,517	91,247
23	36,516	36,246	58	93,442	93,172
24	37,862	37,592	59	95,387	95,117
25	39,220	38,950	60	97,350	97,080
26	40,592	40,322	61	99,334	99,064
27	41,978	41,708	62	101,337	101,067
28	43,378	43,108	63	103,361	103,091
29	44,792	44,522	64	105,404	105,134
30	46,220	45,950	65	107,468	107,198
31	47,662	47,392	66	109,553	109,283
32	49,119	48,849	67	111,658	111,388
33	50,620	50,350	68	113,785	113,515
34	52,136	51,866	69	115,933	115,663
35	53,667	53,397	70	118,102	117,832

The Surrender Value may be increased by interest credited at a higher rate.  The values shown above are guaranteed Surrender Values for the Fixed Account based upon: (1) a $10,000 initial Purchase Payment; (2) starting in year 2, subsequent Purchase Payments made at the beginning of each year of $1,000; and (3) interest credited at the minimum guaranteed rate of 1.0%.  There is a $30 Contract Maintenance Charge assessed when the Contract Value is less than $50,000.  The above table assumes no deduction for any applicable premium taxes and no partial withdrawals.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAZ-0174AO                                                                 (Standard) (1/2011)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

LIQUIDITY OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.

This option is only available at the time of application.  To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract.  Other options that are not available for election in conjunction with this option are identified in the application.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annualized rate of up to 0.50% of the daily net asset value of the Variable Account(s).  Nationwide will discontinue deducting the additional charge of 0.50% four years from the Date of Issue.  This charge will also cease if the Contract is terminated and will not increase as long as the Contract remains in-force.

Purchase Payments

Purchase Payments will only be accepted during the first contract year, the one year period determined from the Date of Issue.  No further Purchase Payments will be accepted on or after the first Contract Anniversary.

Contingent Deferred Sales Charge (CDSC)

The seven-year CDSC schedule as described in the Contract is replaced with the following four-year CDSC schedule:

Number of Completed Years Measured from the Date of the Purchase Payment	CDSC Percentage*
0	7%
1	7%
2	6%
3	5%
4 and later	0%

*The CDSC percentage changes to the next year's CDSC percentage on the day before the Purchase Payment year is completed.

CDSC is calculated as described in the Contract using the above-referenced CDSC schedule.  Nationwide will waive or reduce CDSC for certain Surrenders as described in the Contract.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0159AO (Standard) (01/2011)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

5% EXTRA VALUE OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

Additional amounts credited pursuant to this option do not constitute Purchase Payments under the Contract for purposes of any benefit that is based on Purchase Payments to the Contract, including but not limited to minimum Purchase Payments, additional credits on Purchase Payments, death benefit calculations or the Beneficiary Protector II option.

Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract.  Other options that are not available for election in conjunction with this option are identified in the application.

The Fixed Account is not available when this option is elected, except as the originating account for enhanced Fixed Account dollar cost averaging programs, "Dollar Cost Averaging for Lifetime Income Options," if the Lifetime Income Option is also elected.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

For the additional benefits provided by this option, Nationwide will deduct a charge at an annualized maximum rate of 0.70% of the daily net asset value of the Variable Account.  Nationwide reserves the right to charge less than the maximum rate.  Nationwide will discontinue deducting the additional cost of 0.70%, seven years from the date the first Purchase Payment is credited.

In addition, if any portion of the Contract Value is invested in the Fixed Account, if applicable, Nationwide will deduct the additional charge of 0.70% from the interest rate credited to the Fixed Account, provided that the interest rate credited to the

Fixed Account will never be less than the minimum amount permitted by state law.  Nationwide will discontinue deducting the additional cost of 0.70%, seven years from the Date of Issue.

Extra Value Benefit

Each Purchase Payment made to the Contract until the first Contract Anniversary will receive an additional credit of 5% (the "Credit").  The Credit will be allocated among the available investment options in the same proportion as each Purchase Payment is allocated.

If at any time during the seven years following the initial Purchase Payment, the Contract Owner makes a Surrender that is subject to a Contingent Deferred Sales Charge ("CDSC"), a portion of any Credit previously applied will be forfeited. The amount forfeited will equal the forfeiture percentage (below) multiplied by the surrender amount that would be subject to CDSC. Amounts forfeited will not exceed the total credit.

Contract Years                           Forfeiture Percentage
1                           5%
2                           4.75%
3                           4%
4                           4%
5                           4%
6                           4%
7                           4%
8 and thereafter                           0%

Nationwide will deduct the percentage of any Credit previously applied from amounts held in the available investment options in the same proportion that amounts are invested in each at the time of Surrender.

No Credit will be forfeited if the Surrender is taken as a result of death, due to Annuitization, or is a CDSC Free Partial Surrender as defined in the Contract.

VAR-0158AO (Standard) (1/2011)

Return of Contract During Right to Examine And Cancel Period

For those Contracts under which Contract Value will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the "Right to Examine and Cancel" period, the Contract Owner will forfeit the original amount of the Credit.  All losses attributable to the Credit amount will be incurred by Nationwide.  Any earnings will be retained by the Contract Owner.

For those Contracts under which Purchase Payments will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the "Right to Examine and Cancel" period, the Contract Owner will forfeit the original amount of the Credit.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0158AO                                                                      (Standard) (1/2011)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

4% EXTRA VALUE OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

Additional amounts credited pursuant to this option do not constitute Purchase Payments under the Contract for purposes of any benefit that is based on Purchase Payments to the Contract, including but not limited to minimum Purchase Payments, additional credits on Purchase Payments, death benefit calculations or the Beneficiary Protector II option.

Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract.  Other options that are not available for election in conjunction with this option are identified in the application.

The Fixed Account is not available when this option is elected, except as the originating account for enhanced Fixed Account dollar cost averaging programs, "Dollar Cost Averaging for Lifetime Income Options," if the Lifetime Income Option is also elected.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

For the additional benefits provided by this option, Nationwide will deduct a charge at an annualized maximum rate of 0.55% of the daily net asset value of the Variable Account.  Nationwide reserves the right to charge less than the maximum rate.  Nationwide will discontinue deducting the additional cost of 0.55%, seven years from the date the first Purchase Payment is credited.

In addition, if any portion of the Contract Value is invested in the Fixed Account, if applicable, Nationwide will deduct the additional charge of 0.55% from the interest rate credited to the Fixed Account, provided that the interest rate credited to the

Fixed Account will never be less than the minimum amount permitted by state law.  Nationwide will discontinue deducting the additional cost of 0.55%, seven years from the Date of Issue.

Extra Value Benefit

Each Purchase Payment made to the Contract until the first Contract Anniversary will receive an additional credit of 4% (the "Credit").  The Credit will be allocated among the available investment options in the same proportion as each Purchase Payment is allocated.

If at any time during the seven years following the initial Purchase Payment, the Contract Owner makes a Surrender that is subject to a Contingent Deferred Sales Charge ("CDSC"), a portion of any Credit previously applied will be forfeited.  The percentage of the total Credit forfeited will be the same ratio that the amount Surrendered subject to a CDSC is to the sum of all Purchase Payments.

Nationwide will deduct the percentage of any Credit previously applied from amounts held in the available investment options in the same proportion that amounts are invested in each at the time of Surrender.

No Credit will be forfeited if the Surrender is taken as a result of death, due to Annuitization, or is a CDSC Free Partial Surrender as defined in the Contract.

Return of Contract During Right to Examine And Cancel Period

For those Contracts under which Contract Value will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the "Right to Examine and Cancel" period, the Contract Owner will forfeit the original amount of the Credit.  All losses attributable to the Credit amount will be incurred by Nationwide.  Any earnings will be retained by the Contract Owner.

For those Contracts under which Purchase Payments will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the "Right to Examine and Cancel" period, the Contract Owner will forfeit the original amount of the Credit.

VAR-0157AO (Standard) (1/2011)

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0157AO                                                                      (Standard) (1/2011)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

3% EXTRA VALUE OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

Additional amounts credited pursuant to this option do not constitute Purchase Payments under the Contract for purposes of any benefit that is based on Purchase Payments to the Contract, including but not limited to minimum Purchase Payments, additional credits on Purchase Payments, death benefit calculations or the Beneficiary Protector II option.

Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract.  Other options that are not available for election in conjunction with this option are identified in the application.

The Fixed Account is not available when this option is elected, except as the originating account for enhanced Fixed Account dollar cost averaging programs, "Dollar Cost Averaging for Lifetime Income Options," if the Lifetime Income Option is also elected.

The benefits described in this option will cease upon termination of the Contract.

This option is irrevocable.

Additional Charge

For the additional benefits provided by this option, Nationwide will deduct a charge at an annualized maximum rate of 0.40% of the daily net asset value of the Variable Account.  Nationwide reserves the right to charge less than the maximum rate.  Nationwide will discontinue deducting the additional cost of 0.40%, seven years from the date the first Purchase Payment is credited.

In addition, if any portion of the Contract Value is invested in the Fixed Account, if applicable, Nationwide will deduct the additional charge of 0.40% from the interest rate credited to the Fixed Account, provided that the interest rate credited to the
Fixed Account will never be less than the minimum amount permitted by state law.  Nationwide will discontinue deducting the additional cost of 0.40%, seven years from the Date of Issue.

Extra Value Benefit

Each Purchase Payment made to the Contract until the first Contract Anniversary will receive an additional credit of 3% (the "Credit").  The Credit will be allocated among the available investment options in the same proportion as each Purchase Payment is allocated.

If at any time during the seven years following the initial Purchase Payment, the Contract Owner makes a Surrender that is subject to a Contingent Deferred Sales Charge ("CDSC"), a portion of any Credit previously applied will be forfeited.  The percentage of the total Credit forfeited will be the same ratio that the amount Surrendered subject to a CDSC is to the sum of all Purchase Payments.

Nationwide will deduct the percentage of any Credit previously applied from amounts held in the available investment options in the same proportion that amounts are invested in each at the time of Surrender.

No Credit will be forfeited if the Surrender is taken as a result of death, due to Annuitization, or is a CDSC Free Partial Surrender as defined in the Contract.

Return of Contract During Right to Examine And Cancel Period

For those Contracts under which Contract Value will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the "Right to Examine and Cancel" period, the Contract Owner will forfeit the original amount of the Credit.  All losses attributable to the Credit amount will be incurred by Nationwide.  Any earnings will be retained by the Contract Owner.

For those Contracts under which Purchase Payments will be returned:

If the Contract Owner returns this option and the Contract to which it is attached during the "Right to Examine and Cancel" period, the Contract Owner will forfeit the original amount of the Credit.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0156AO (Standard) (1/2011)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

LIFETIME INCOME (L.Inc) OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the date it is elected.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract.  Non-defined terms shall have the meaning given to them in the Contract.

This option provides a guaranteed lifetime withdrawal benefit even if negative investment experience and/or guaranteed lifetime withdrawals reduce the Contract Value to zero.

This option is irrevocable.

Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

Definitions

The following definitions are added to the Contract:

Income Benefit Base – The value calculated under this option that is multiplied by the Lifetime Withdrawal Percentage to determine the amount of annual guaranteed lifetime withdrawals.

Determining Life – The person designated Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner).

Joint Determining Life – The spouse of the Determining Life on which guaranteed lifetime withdrawals under this option will also apply.  A Joint Determining Life may only be named when the Spousal Continuation Benefit is elected.

Lifetime Withdrawal Percentage – A specified percentage listed in this option based on the age of the Determining Life at the time the first Surrender is taken.  In cases where the Spousal Continuation Benefit has been elected, the Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life.

Option Anniversary – Each recurring one-year anniversary beginning with the date this option is elected.

Option Year – Beginning with the date this option is elected, each one-year period this option remains in-force.

Spousal Continuation Benefit – An election allowing a spouse to be named as a Joint Determining Life so that the Lifetime Withdrawal Percentage will be paid during the lifetimes of the Determining Life and the Joint Determining Life.

Additional Charge

Nationwide will deduct an additional charge of up to 1.50% of the current value of the Income Benefit Base on the Option Anniversary.  A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract.

If the optional Spousal Continuation Benefit is elected, a charge in addition to the base charge under this option will be deducted of up to 0.40% of the current value of the Income Benefit Base on the Option Anniversary.  A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract.

These charges will be assessed as long as the Contract and this option remain in-force.

Option Requirements and Restrictions

The following apply to the election of this option.

(1)	This option is only available to Contracts with a Determining Life (and Joint Determining Life, if any) between the age of 45 and 85 as of the date elected.

(2)	This option is not available to be added to a beneficially owned Contract – a Contracts that is inherited by a Beneficiary who continues to hold

VAR-0144AO                                                                (Standard) (1/2011)

the Contract as a Beneficiary (as opposed to treating the Contract as his/her own) for tax purposes.

(3)	Loans, to the extent otherwise permitted under the Contract or an endorsement to the Contract, are not allowed.

(4)
Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract.  Other options that are not available for election in conjunction with this option are identified in the application.

(5)
The Fixed Account is not available when this option is elected, except as the originating account for any Fixed Account dollar cost averaging programs, "Dollar Cost Averaging for Lifetime Income Options," offered in conjunction with this option.

(6)	The Determining Life and Joint Determining Life, if any, may not be changed.

(7)
The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or other rider or option (other than this option) are calculated is not modified by this option.

(8)	After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments in excess of $50,000 per Option Year.

Spousal Continuation Benefit

The Determining Life may elect the optional Spousal Continuation Benefit, but it is only available at the time this option is elected.  The Spousal Continuation Benefit permits the naming of a Joint Determining Life.  The guaranteed lifetime withdrawals will be paid during the joint lives of the Determining Life and Joint Determining Life.  The Joint Determining Life does not have any rights of a Contract Owner, unless named as a Joint Owner or in cases where the Contract is registered in the name of the Joint Determining Life following the death of the Determining Life.

In order to take advantage of this additional benefit the following will apply:

(1)
if the Spousal Continuation Benefit is elected, the Determining Life must be named as the Annuitant and any named parties to the Contract, except for Contingent Beneficiaries, must be the Determining Life or Joint Determining Life.  The Determining Life and Joint Determining Life must be named as sole primary Beneficiaries;

(2)
in the case of a non-natural Contract Owner and/or Joint Owner, and where the spousal protection benefit (payment of a Death Benefit on both spouses) is not used, the Determining Life and Joint Determining Life must be named as the Annuitant and Contingent Annuitant.  In this case, one Death Benefit is paid when the last survivor of the Annuitant and Contingent Annuitant dies;

(3)
once the Spousal Continuation Benefit is elected, it can only be removed from the Contract if no Surrenders have been made and if Nationwide is provided with proof of divorce, annulment, or dissolution of the marriage between the Determining Life and Joint Determining Life; and

(4)	if the Spousal Continuation Benefit is removed from the Contract, it may not be re-elected or added to cover a subsequent spouse.

Investment Allocation and Transfer Restrictions

Nationwide will restrict the initial allocation of the Contract Value to certain Sub-Accounts or asset allocation models in conjunction with this option.  In addition, Nationwide will restrict transfers and allocations of subsequent Purchase Payments to certain Sub-Accounts or asset allocation models.   Nationwide also reserves the right to restrict allocations to Sub-Accounts or asset allocation models in which the Contract Owner is already invested after the election of this option.  Nationwide may substitute investment options available to the Contract Owner in the event the previous investment options are no longer available to the Variable Account or Nationwide’s management determines that the previous investment options are inappropriate for the purposes of the Contract.

Dollar Cost Averaging for Lifetime Income Options

Nationwide may, from time to time, offer Dollar Cost Averaging for Lifetime Income Option programs.  Only new Purchase Payments to the Contract are eligible for allocation to these programs.

VAR-0144AO                                                                (Standard) (1/2011)

The Contract Owner may elect, on a form provided by Nationwide, to transfer on a periodic basis specified amounts from the Fixed Account to the permitted Sub-Accounts or asset allocation models available in conjunction with this option.  Transfers from the Fixed Account must be equal to or greater than 1/11th of the Purchase Payment allocated to the Fixed Account at the time the program is requested.

Once a dollar cost averaging for Lifetime Income Option program has begun, no transfers among or between the Sub-Accounts and/or asset allocation models is permitted until the Dollar Cost Averaging for Lifetime Income Options program is completed or terminated.

Dollar cost averaging transfers will continue out of the Fixed Account until exhausted or the Contract Owner instructs Nationwide in writing to discontinue the program.  If a Contract Owner requests

Nationwide may stop establishing new dollar cost averaging for Lifetime Income programs at any time.

Calculation of the Income Benefit Base and the Guaranteed Withdrawal Amount

Calculation Before Surrenders Begin

At the time this option is elected, the initial Income Benefit Base is equal to the Contract Value.  At any time up to and including the 10th Option Anniversary, the Income Benefit Base equals the greater of:

(1)	the highest Contract Value on any Option Anniversary plus Purchase Payments submitted and credits applied after that Option Anniversary; or

(2)	the sum of:

(a)	the initial Income Benefit Base, accumulated at 10% simple interest for each attained Option Anniversary, and

(b)	Purchase Payments submitted and credits applied after this option is elected, accumulated at 10% simple interest from the date of such Purchase Payment or credit to the most recent Option Anniversary.

After the 10th Option Anniversary, the Income Benefit Base equals the greater of:

(1)	the highest Contract Value on any Option Anniversary plus Purchase Payments submitted and credits applied after that Option Anniversary; or

(2)	the 10% simple interest Income Benefit Base calculated on the 10th Option Anniversary plus any Purchase Payments submitted and credits applied after the 10th Option Anniversary.

Notwithstanding the preceding, no further recalculations of the Income Benefit Base are performed if, at any time, the Contract Value is equal to zero.

Calculation when Surrenders Begin

At any time after this option is elected, the Determining Life may, but is not required to, begin taking Surrenders from the Contract.  Nationwide will Surrender amounts from each Sub-Account proportionally.

At the time of the first Surrender, the Lifetime Withdrawal Percentage is established in accordance with the table below.

Age of the younger of the Determining Life or Joint Determining Life*	Lifetime Withdrawal Percentage
45 up to 59½	[1-10%]
59½ through 66	[1-10%]
67 through 71	[1-10%]
72 through 80	[1-10%]
81 and older	[1-10%]

*If no Joint Determining Life applies, the age will be based on the Determining Life.  The age applicable to the Lifetime Withdrawal Percentage is set as of the date of the first Surrender.

Once the Lifetime Withdrawal Percentage is established it will be multiplied by the then current Income Benefit Base to determine the dollar value of guaranteed lifetime withdrawals.  When the Lifetime Withdrawal Percentage is established, it will not be subject to any change unless part of a change in terms and conditions and you elect to reset your Income Benefit Base.  The guaranteed lifetime withdrawal amount may be taken during each Option Year beginning with the first Surrender.

VAR-0144AO                                                                (Standard) (1/2011)

If Surrenders are scheduled under this option that result in a Surrender amount of $100 or less, Nationwide may require the interval of payment to be modified so the Surrender amount will equal more than $100.  In no case will scheduled Surrenders be modified to an interval greater than annual.

Changes to the Income Benefit Base

Once the Income Benefit Base is applied to guaranteed lifetime withdrawals, it is not subject to change except as described below:

Reduction

If the Determining Life, or Joint Determining Life, if applicable, takes Surrenders in excess of the established guaranteed lifetime withdrawal amount in any Option Year, the Income Benefit Base will immediately be reduced by the greater of: (a) the dollar amount of the Surrender in excess of the available guaranteed lifetime withdrawals for the current Option Year; or (b) the ratio of the dollar amount of the excess Surrender to the Contract Value (which is reduced by the amount of the guaranteed withdrawal value for the current Option Year that has been Surrendered), multiplied by the Income Benefit Base.

Notwithstanding the above, if required minimum distributions under the Internal Revenue Code are not going to be met on this contract during the calendar year by receiving the amount of the guaranteed lifetime withdrawal, the Determining Life, or Joint Determining Life, if applicable, may enter a Nationwide approved Surrender or systematic Surrender program that will permit a Contract Owner to Surrender Contract Value in excess of the Lifetime Withdrawal Percentage without reducing the Income Benefit Base.  This option is not permitted for beneficially owned contracts.  Nationwide may eliminate this right if the Internal Revenue Code provisions or Internal Revenue Service rules or guidance relating to required minimum distributions change.

Amounts Surrender as a guaranteed lifetime withdrawal are free of Contingent Deferred Sales Charges (CDSC).  For purposes of reduction, the gross amount of a Surrender will include any recapture of credits if applicable, as applied according to the Contract or any elected options.

Increase by Purchase Payment

Subsequent Purchase Payments to the Contract will increase the Income Benefit Base by the amount of the Purchase Payment submitted and any credits applied.

Calculations after Surrenders Begin - Automatic Reset

If the terms and conditions of this option have not changed and the Contract Value exceeds the Income Benefit Base on the Option Anniversary, Nationwide will automatically reset the Income Benefit Base.

Nationwide will provide notice to the Contract Owner, in writing for any changes to the terms and conditions applicable to issued versions of this option, which includes Sub-Accounts or asset allocation models, any option charges and Lifetime Withdrawal Percentages, under this option.  Any change in terms will be offered in a not unfairly discriminatory manner.

Note:  Nationwide may offer later versions of this option on a prospective basis to new purchasers with different charges and/or benefits.  Later versions do not constitute changes in the terms and conditions of previously issued options unless expressly stated.

If the terms and conditions of the option have changed and the Contract Value exceeds the Income Benefit Base on the Option Anniversary, then the Determining Life, or the surviving Joint Determining Life, may elect to reset the Income Benefit Base where such election will result in an increase to the Income Benefit Base.  If made, such election must be received within 60 days after this Option Anniversary.  Nationwide will provide the Contract Owner with the Contract Value and Income Benefit Base information and will provide instructions on how to communicate an election to reset the Income Benefit Base.  The reset of the Income Benefit Base, if elected, will be subject to the current terms and conditions of this option.

If Nationwide does not receive a Contract Owner’s election to reset the Income Benefit Base within 60 days after the Option Anniversary, Nationwide will not reset the Income Benefit Base.

Termination of Guaranteed Withdrawals

The guaranteed lifetime withdrawals available under this option end upon the death of the Determining Life or Annuitization of the Contract.  In the case of

VAR-0144AO                                                                (Standard) (1/2011)

the Spousal Continuation Benefit, guaranteed lifetime withdrawals end only upon the death of both the Determining Life and the Joint Determining Life.

In addition, Surrenders in excess of the guaranteed lifetime withdrawals that reduce the Income Benefit Base to zero will terminate and end all benefits under this option.

Once the Contract Value falls to zero, the Determining Life (or Joint Determining Life if applicable) is no longer permitted to submit additional Purchase Payments or take Surrenders in excess of the current calculated Lifetime Withdrawal Percentage.

Executed for Nationwide by:

/s/ ILLEGIBLE	/s/ MARK R. THRESHER
President	Secretary

VAR-0144AO                                                                (Standard) (1/2011)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

LIFETIME INCOME (L.Inc) OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the date it is elected.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract.  Non-defined terms shall have the meaning given to them in the Contract.

This option provides a guaranteed lifetime withdrawal benefit based on the life of a Determining Life even if negative investment experience and/or guaranteed lifetime withdrawals result in the Contract Value going to zero.  The amount of guaranteed lifetime withdrawals is determined by multiplying the Income Benefit Base by the Lifetime Withdrawal Percentage.  The Lifetime Withdrawal Percentage amount is based on the age of the Determining Life at the time guaranteed lifetime withdrawals begin.   The Income Benefit Base and Lifetime Withdrawal Percentages are used only for determining the amount of guaranteed lifetime withdrawals and are not used to calculate the cash Surrender Value or any other guaranteed benefits.  In addition, this option allows for the election of a Spousal Continuation Benefit extending guaranteed lifetime withdrawals to the spouse of the Determining Life.

This option is irrevocable.

The Spousal Continuation Benefit may be discontinued under the limited circumstance described in this option (See “Spousal Continuation Benefit” section of this option).

Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

Nationwide will restrict the initial allocation of the Contract Value to certain Sub-Accounts or asset allocation models in conjunction with this option.  In addition, Nationwide will restrict transfers and allocations of subsequent Purchase Payments to certain Sub-Accounts or asset allocation models. Nationwide also reserves the right to restrict allocations to Sub-Accounts or asset allocation models in which the Contract Owner is already invested after the election of this option.  Nationwide may substitute investment options available to the Contract Owner in the event the previous investment options are no longer available to the Variable Account or Nationwide’s management determines that the previous investment options are inappropriate for the purposes of the Contract.  Nationwide will provide information regarding its current Sub-Account and asset allocation model restrictions under this option upon request by the Determining Life.

The following apply to the election of this option.

(1)	This option is only available to Contracts with a Determining Life (and Joint Determining Life, if any) between the age of 50 and 85 on the date elected.

(2)	Loans to the extent otherwise permitted under the Contract or an endorsement to the Contract are not allowed.

(3)
This option is not available for election with Contracts that are beneficially owned – those Contracts that are inherited by a beneficiary who continues to hold the Contract as a beneficiary (as opposed to treating the Contract as his/her own) for tax purposes.

(4)
Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract.  Other options that are not available for election in conjunction with this option are identified in the application.

(5)	The Fixed Account is not available when this option is elected, except as the originating account for any dollar cost averaging program offered in conjunction with this option.

(6) When offered with Contracts that have elected this option, dollar cost averaging programs are subject to greater restrictions, including:

a.	only new purchase payments may be applied to a program;

b.	we may require a minimum amount to begin a program; and

c.	no transfers between the Sub-Accounts are permitted while a program is in effect.

VAR-0140NY (New York) (4/2008)

(7)
The Determining Life and Joint Determining Life may not be changed.  If the Spousal Continuation Benefit is elected, the Determining Life must be named as the Annuitant and any named parties to the Contract, except for contingent Beneficiaries, must be the Determining Life or Joint Determining Life.  The Determining Life and Joint Determining Life must be named as sole primary Beneficiaries.

(8)
The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or other rider or option (other than this option) are calculated is not modified by this option.

(9)
The Determining Life, or Joint Determining Life if applicable, must begin taking guaranteed lifetime withdrawals not later than the date the Annuitant reaches age 90, or the end of the tenth Contract Anniversary, unless the Determining Life elects a later Annuity Commencement Date, subject to laws and regulations then in effect and approved by Nationwide.

Definitions

The following definitions are added to the Contract:

Income Benefit Base – The value calculated under this option that is multiplied by the Lifetime Withdrawal Percentage to determine the amount of annual guaranteed lifetime withdrawals.

Determining Life – The person designated Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner).

Joint Determining Life – The spouse of the Determining Life on which guaranteed lifetime withdrawals under this option will also apply.  A Joint Determining Life may only be named when the Spousal Continuation Benefit is elected.  The Joint Determining Life does not have any rights of a Contract Owner, unless named as a Joint Owner or in cases where the Contract is registered in the name of the Joint Determining Life following the death of the Determining Life.

Lifetime Withdrawal Percentage – A specified percentage listed in this option based on the age of the Determining Life at the time the first Surrender is taken.  In cases where the Spousal Continuation Benefit has been elected, the Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life.

Option Anniversary – Each recurring one-year anniversary beginning with the date this option is elected.

Option Year – Beginning with the date this option is elected, each one-year period this option remains in-force.

Spousal Continuation Benefit – An election allowing a spouse to be named as a Joint Determining Life so that the Lifetime Withdrawal Percentage will be paid during the lifetimes of the Determining Life and the Joint Determining Life.

Additional Charge

Nationwide will deduct an additional charge of up to 1.00% of the current value of the Income Benefit Base on the Option Anniversary.  A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract.

If the optional Spousal Continuation Benefit is elected, a charge in addition to the base charge under this option will be deducted of up to 0.30% of the current value of the Income Benefit Base on the Option Anniversary.  A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract.

These charges will be assessed as long as the Contract and this option remain in-force.  Upon the death of the Determining Life (and Joint Determining Life if the Spousal Continuation Benefit is elected), this option will end and no further charges will be taken.

Subsequent Purchase Payments

All subsequent Purchase Payments after the first Option Anniversary in excess of $50,000 per Option Year must receive prior approval from Nationwide.  Nationwide will apply this restriction in a non-discriminatory manner.

Spousal Continuation Benefit

The Determining Life may elect the optional Spousal Continuation Benefit, but it is only available at the time this option is elected.  The Spousal Continuation Benefit permits the naming of a Joint Determining Life.  The guaranteed lifetime withdrawals will be paid during the joint lives of the Determining Life and Joint Determining Life.

In order to take advantage of this additional benefit the following will apply.

VAR-0140NY                                                                      (New York) (4/2008)

(1)
Once the Spousal Continuation Benefit is elected, it can only be removed from the Contract if no Surrenders have been made and if Nationwide is provided with proof of divorce, annulment, or dissolution of the marriage between the Determining Life and Joint Determining Life.

(2)
In the case of a non-natural Contract Owner and/or Joint Owner, and where the spousal protection benefit (payment of a Death Benefit on both spouses) is not used, the Determining Life and Joint Determining Life must be named as the Annuitant and Contingent Annuitant.  In this case, one Death Benefit is paid when the last survivor of the Annuitant and Contingent Annuitant dies.

(3)	Once this benefit is removed from the Contract, it may not be re-elected or added to cover a subsequent spouse.

Calculation of the Income Benefit Base and the Guaranteed Withdrawal Amount

Please note the Income Benefit Base and associated calculations related to guaranteed lifetime withdrawals does not preclude the Determining Life or Joint Determining Life, if applicable, from applying the Contract Value to an annuity payment option.  Using the annuity purchase rates in the Contract with certain annuity payment options may be more beneficial in certain contexts than the use of the Income Benefit Base to provide guaranteed lifetime withdrawals.

Calculation Before Surrenders Begin

At the time this option is elected, the initial Income Benefit Base is equal to the Contract Value.  At any time up to and including the 10th Option Anniversary, the Income Benefit Base equals the greater of:

(1)	the highest Contract Value on any Option Anniversary plus Purchase Payments submitted and credits applied after that Option Anniversary; or

(2)	the sum of:

(a)	the initial Income Benefit Base, accumulated at 7% simple interest for each attained Option Anniversary, and

(b)	Purchase Payments submitted and credits applied after this option is elected, accumulated at 7% simple interest from the date of such Purchase Payment or credit to the most recent Option Anniversary.

After the 10th Option Anniversary, the Income Benefit Base equals the greater of:

(1)	the highest Contract Value on any Option Anniversary plus Purchase Payments submitted and credits applied after that Option Anniversary; or

(2)	the 7% simple interest Income Benefit Base calculated on the 10th Option Anniversary plus any Purchase Payments submitted and credits applied after the 10th Option Anniversary.

Notwithstanding the preceding, no further recalculations of the Income Benefit Base are performed if, at any time, the Contract Value is equal to zero.

Calculation when Surrenders Begin

At any time after this option is elected, the Determining Life may, but is not required to, begin taking Surrenders from the Contract.  Nationwide will Surrender amounts from each Sub-Account proportionally.

At the time of the first Surrender, the Lifetime Withdrawal Percentage is established in accordance with the table below.

Age of the younger of the Determining Life or Joint Determining Life*	Lifetime Withdrawal Percentage
50 up to 59 ½	[3%
59½ through 64	4%
65 through 80	5.25%
81 and older	6.25%]

*If no Joint Determining Life applies, the age will be based on the Determining Life.  The age applicable to the Lifetime Withdrawal Percentage is set as of the date of the first Surrender.

Once the Lifetime Withdrawal Percentage is established it will be multiplied by the then current Income Benefit Base to determine the dollar value of guaranteed lifetime withdrawals.  When the Lifetime Withdrawal Percentage is established, it will not be subject to any change unless you elect to reset your Income Benefit Base.  The guaranteed lifetime withdrawal amount may be taken during each Option Year beginning with the first Surrender.

If Surrenders are scheduled under this option that result in a Surrender amount of $100 or less, Nationwide may require the interval of payment to be modified so the Surrender amount will equal more than $100.  In no case will scheduled Surrenders be modified to an interval greater than annual.

VAR-0140NY                                                                      (New York) (4/2008)

Changes to the Income Benefit Base

Once the Income Benefit Base is applied to guaranteed lifetime withdrawals, it is not subject to change except as described below:

Reduction

If the Determining Life, or Joint Determining Life, if applicable, takes Surrenders in excess of the established guaranteed lifetime withdrawal amount in any Option Year, the Income Benefit Base will immediately be reduced by the greater of: (a) the dollar amount of the Surrender in excess of the available guaranteed lifetime withdrawals for the current Option Year; or (b) the ratio of the dollar amount of the excess Surrender to the Contract Value (which is reduced by the amount of the guaranteed withdrawal value for the current Option Year that has been Surrendered), multiplied by the Income Benefit Base.

Notwithstanding the above, if required minimum distributions under the Internal Revenue Code are not going to be met during the calendar year by receiving the amount of the guaranteed lifetime withdrawal, the Determining Life, or Joint Determining Life, if applicable, may enter a Nationwide approved Surrender or systematic Surrender program that will permit a Contract Owner to Surrender Contract Value in excess of the Lifetime Withdrawal Percentage without reducing the Income Benefit Base.  This option is not permitted for beneficially owned contracts.  Nationwide may eliminate this right if the Internal Revenue Code provisions or Internal Revenue Service rules or guidance relating to required minimum distributions change.

Example Illustrating Income Benefit Base Reductions
If the following is true,

(1) Income Benefit Base (IBB) = $100,000
(2) Contract Value (CV) = $31,000
(3) Lifetime Withdrawal Percentage (LWP) = 6%
(4) Guaranteed Lifetime Withdrawal (GLW) = IBB x LWP or $100,000 x 6% = $6,000
(5) Surrender Request (SR) = $11,000
(6) Excess Surrender Amount (ESA) = $5,000

then here is how Nationwide will reduce the IBB.

The greater of:

(1) ESA; or
(2) the ratio of the ESA to the CV (reduced by the GLW) x IBB  (the RC)

is subtracted from the IBB.
Using the assumptions listed above, this is how the reduction amount (RA) is calculated.

(1) ESA = $5,000;
(2) RC = $5,000/[$31,000 - $6,000] x $100,000, this results in an RC of $20,000;

RA = $20,000 (because the RC is more than the ESA).

The New Income Benefit Base (NIBB) is now $80,000 (IBB of $100,000 minus the RA of $20,000).

Because your SR has exhausted the GLW for the current year, no further GLW is available.  Next year the GLW will be $4,800 (NIBB is $80,000 x LWP of 6%).

Increase by Purchase Payment

Subsequent Purchase Payments to the Contract will increase the Income Benefit Base by the amount of the Purchase Payment submitted and any credits applied.

Calculations after Surrenders Begin - Automatic Reset

If the terms and conditions of this option have not changed and the Contract Value exceeds the Income Benefit Base on the Option Anniversary, Nationwide will automatically reset the Income Benefit Base.

Nationwide will provide notice to the Contract Owner, in writing for any changes to the terms and conditions applicable to issued versions of this option, which includes Sub-Accounts or asset allocation models, any option charges and Lifetime Withdrawal Percentages, under this option.  Any change in terms will be offered in a not unfairly discriminatory manner.

Note:  Nationwide may offer later versions of this option on a prospective basis to new purchasers with different charges and/or benefits.  Later versions of this option do not constitute changes in the terms and conditions of previously issued options unless expressly stated.

If the terms and conditions of the option have changed and the Contract Value exceeds the Income Benefit Base on the Option Anniversary, then the Determining Life, or the surviving Joint Determining Life, may elect to reset the Income Benefit Base where such election will result in an increase to the Income Benefit Base.  If made, such election must be received within 60 days after this Option Anniversary.  Nationwide will provide the Contract Owner with the Contract Value and Income Benefit Base information and will provide instructions on how to communicate an election to reset the Income Benefit Base.  The reset of the Income Benefit Base, if elected, will be subject to the current terms and conditions of this option.  Please note that a reset in the Income Benefit Base will

VAR-0140NY                                                                      (New York) (4/2008)

subject you to the current Transfer limitations, conditions, and pricing imposed by this option.

If Nationwide does not receive a Contract Owner’s election to reset the Income Benefit Base within 60 days after the Option Anniversary, Nationwide will not reset the Income Benefit Base.

Termination of Guaranteed Withdrawals

The guaranteed lifetime withdrawals available under this option end upon the death of the Determining Life or Annuitization of the Contract.  In the case of the Spousal Continuation Benefit, guaranteed lifetime withdrawals end only upon the death of both the Determining Life and the Joint Determining Life.

In addition, Surrenders in excess of the guaranteed lifetime withdrawals that reduce the Income Benefit Base to zero will terminate and end all benefits under this option.

Once the Contract Value falls to zero, the Determining Life (or Joint Determining Life if applicable) is no longer permitted to submit additional Purchase Payments or take Surrenders in excess of the current calculated Lifetime Withdrawal Percentage.

Transfers

Nationwide will not restrict allocations to Sub-Accounts or asset allocation models in which the Contract Owner is already invested after the election of this option, except in the case of a substitution of securities, the complete discontinuation of a Sub-Account or asset allocation model, and an optional reset of the Income Benefit Base.  Details regarding the substitution of securities are specified in the Contract.

Nationwide may permit the utilization of approved asset allocation models in conjunction with the election of this option.  Asset allocation models involve the use of a third-party registered investment advisor that may, or may not, be affiliated with Nationwide.  Nationwide will have no direct control over an asset allocation model’s trading activity.  The Determining Life is permitted to terminate an asset allocation model at any time and allocate amounts to another asset allocation model or Sub-Account available with this option.

If a Transfer is requested to a Sub-Account or asset allocation model not permitted under this option, the Transfer will not be processed and the Determining Life will be notified.

Nationwide will provide information regarding its current Sub-Account and asset allocation model restrictions under this option upon request by the Determining Life.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0140NY                                                                      (New York) (4/2008)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

BENEFICIARY PROTECTOR II OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option shall control the Contract accordingly.  Non-defined terms shall have the meaning given them in the Contract.

The benefits described in this option will cease upon termination of the Contract or Annuitization.

This option is only available to Contracts with Annuitants age 75 or younger and may only be elected at the time of application.

This option is irrevocable.

Additional Charge For This Option

When this option is elected, Nationwide deducts an additional charge at an annualized maximum rate of up to 0.35% of the daily net asset value of the Variable Account.  The charge for this option will not increase as long as the Contract remains in force.

Additionally, if any portion of the Contract Value is invested in the Fixed Account, if applicable, or GTOs, if applicable, Nationwide will deduct the additional charge of 0.35% from the interest rate credited to the Fixed Account or to any GTOs, provided that the interest rate credited to the Fixed Account will never be less than the minimum amount permitted by state law.

The cost of the option will no longer be assessed after the Contract is terminated, upon Annuitization, or the date when the benefits described in this option have been credited to the Contract, whichever is earlier.

In the event a surviving Annuitant (referred to as "Co-Annuitant") is older than age 75 when the first Annuitant dies, the second benefit provided by this option will not be available and the cost of this option will no longer be assessed.

Benefits Provided By This Option

The benefits stated in this option are available upon the death of the Annuitant.  In the case of spousal protection, the benefit will be paid on the death of each Co-Annuitant, provided that, after the death of the first Annuitant, the surviving Co-Annuitant is age 75 or younger.  In no event shall benefits provided under this option be paid more than twice.

Upon the death of the Annuitant (or in the case of spousal protection, the Co-Annuitant), the Beneficiary may:

i)	terminate the Contract and receive the benefit of this option;

or

ii)	if there is a Co-Annuitant named in the Contract, continue the Contract, subject to any mandatory distribution rules and have the benefit of this option credited to the Contract.

For purposes of this option, Earnings Calculation Percentage shall mean the percentage of earnings used to calculate the benefits that will be credited to the Contract.

The percentage of earnings credited to the Contract upon the death of the Annuitant (or Co-Annuitant if applicable) depends on the Annuitant's age at the time of application and, if applicable, the Co-Annuitant's age at the time of the Annuitant's death.

Earnings under this option shall not exceed 200% of Purchase Payments older than 12 months at the date of death adjusted proportionally for amounts Surrendered.

Pursuant to the terms of this option, any amount credited to the Contract by Nationwide as a result of this option will be allocated proportionally among the available investment options in the same proportion as each Purchase Payment is allocated on the date when the benefit is applied.

APO-6284 (Standard) (01/2003)

Calculation of the First Benefit

The formula for determining the first benefit under this option is as follows:

Earnings Calculation Percentage x Adjusted Earnings

For Annuitants (or Co-Annuitants) age 70 or younger at the time of application, the Earnings Calculation Percentage will be 40%.  If the Annuitant (or Co-Annuitant) is age 71 through 75 at the time of application, the Earnings Calculation Percentage will be 25%.

Adjusted Earnings = (a) - (b); where:

a =	the Contract Value on the date the Death Benefit is calculated and prior to any Death Benefit calculation; and

b =	Purchase Payments, proportionally adjusted for surrenders.

The adjustment for amounts Surrendered will reduce Purchase Payments in the same proportion that the Contract Value was reduced on the date(s) of the partial Surrender(s).

Calculation of the Second Benefit

If a Co-Annuitant is named under the Contract, a second benefit will be paid upon the death of the Co-Annuitant if the Co-Annuitant is age 75 or younger at the date of the Annuitant's death.  If the Co-Annuitant is older than age 75 at the date of the Annuitant's death, no second benefit will be paid and the charge associated with the Beneficiary Protector II Option will be removed.

Calculation of the second benefit will be based on earnings to the Contract after the first benefit was applied.  The formula for calculating the second benefit is as follows:

Earnings Calculation Percentage x Adjusted Earnings from the Date the first benefit was applied

For Co-Annuitants age 70 or younger at the time of the Annuitant's death, the Earnings Calculation Percentage will be 40%.  If the Co-Annuitant is age 71 through 75 at the time of the Annuitant's death, the Earnings Calculation Percentage will be 25%.

Adjusted Earnings from the Date of the first benefit equals (a) - (b) - (c), where:

a =	Contract Value on the date the second Death Benefit is calculated and before any Death Benefit calculation;

b =	Contract Value on the date the first Death Benefit and benefit under this option is calculated and after these benefits are applied, proportionally adjusted for Surrenders; and

c =	Purchase Payments made after the first benefit was applied, proportionally adjusted for Surrenders.

The adjustment for amounts Surrendered will reduce Purchase Payments to the Contract and the beginning Contract Value, as specified in the above formula, in the same proportion that the Contract Value was reduced on the date(s) of the partial Surrender(s).

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

APO-6284                                                                   (Standard) (01/2003)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

ONE-MONTH ENHANCED DEATH BENEFIT OPTION
General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.  To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached; the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

This option is only available to Contracts with Annuitants age 75 or younger on the Date of Issue. The benefits described in this option will cease upon termination of the Contract or Annuitization.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annual rate of 0.35% of the daily net asset value of the Variable Account.  This charge will cease upon Annuitization or if the Contract is terminated and will not increase as long as the Contract remains in-force.

Definitions

The following definition is added to the Contract.

Monthly Death Benefit Date – Beginning with the Date of Issue, the date on which each one-month period of time elapses.  The day on which this date falls each month will be the same date in the month as the Date of Issue.  In the case of a Date of Issue falling on the 29th, 30th, or 31st day of the month, the date in months with fewer days will be the last day of the month.

Enhanced Death Benefit

The dollar amount of the Death Benefit is equal to the greatest of:

(1)	the Contract Value;

(2)	total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender;

(3)
the greatest value of any Monthly Death Benefit Date before the deceased Annuitant's 81st birthday.  The value of a Monthly Death Benefit Date is equal to the Contract Value on a Monthly Death Benefit Date plus any Purchase Payments since that Monthly Death Benefit Date and reduced by any Surrenders since that Monthly Death Benefit Date in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender.

Notwithstanding any of the preceding, if an election as to Surrender or Annuitization is not received by Nationwide within one year of the Annuitant's death, then the value of the Death Benefit will be the greater of items (1) or (2) in the preceding paragraphs.

The Death Benefit described herein is adjusted in cases where a Contract has more than $3,000,000 in cumulative Purchase Payments.  The adjustment is calculated using the following formula:

A x F + B x (1 - F)

Where:

A =
The greatest of: (1) The Contract Value; (2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender; or (3) the greatest value of any Monthly Death Benefit Date before the deceased Annuitant's 81st birthday.  The value of a Monthly Death Benefit Date is equal to the Contract Value on a Monthly Death Benefit Date plus any Purchase Payments since that Monthly Death Benefit Date and reduced by any Surrenders since that Monthly Death Benefit Date in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender.

VAR-0147AO (Standard) (5/2010)

B =	The Contract Value

F =	The ratio of $3,000,000 to sum of all Purchase Payments.

If elected, the Spousal Protection benefit is also available in conjunction with this option provided that both the Annuitant and Co-Annuitant are age 75 or younger on the Date of Issue.  If a Co-Annuitant is added at any time after the Date of Issue, the Co-Annuitant must be age 75 or younger at the time of addition.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

2
VAR-0147AO (Standard) (5/2010)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

ONE-YEAR ENHANCED DEATH BENEFIT OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.  To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

This option is only available to Contracts with Annuitants age 80 or younger on the Date of Issue.  The benefits described in this option will cease upon termination of the Contract or Annuitization.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annual rate of 0.20% of the daily net asset value of the Variable Account.  This charge will cease upon Annuitization or if the Contract is terminated and will not increase as long as the Contract remains in-force.

Enhanced Death Benefit

The dollar amount of the Death Benefit is equal to the greatest of:

(1)	the Contract Value;

(2)	total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender;

(3)
the greatest Contract Anniversary value before the deceased Annuitant's 86th birthday.  The Contract Anniversary value is equal to the Contract Value on a Contract Anniversary plus any Purchase Payments since that Contract Anniversary and reduced by any Surrenders since that Contract Anniversary in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender.

Notwithstanding any of the preceding, if an election as to Surrender or Annuitization is not received by Nationwide within one year of the Annuitant's death, then the value of the Death Benefit will be the greater of items (1) or (2) in the preceding paragraphs.

The Death Benefit described herein is adjusted in cases where a Contract has more than $3,000,000 in cumulative Purchase Payments.  The adjustment is calculated using the following formula:

A x F + B x (1 - F)

Where:

A =
The greatest of: (1) The Contract Value; (2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender; or (3) the greatest Contract Anniversary value before the deceased Annuitant's 86th birthday.  The Contract Anniversary value is equal to the Contract Value on a Contract Anniversary plus any Purchase Payments since that Contract Anniversary and reduced by any Surrenders since that Contract Anniversary in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender.

B =	The Contract Value

F =	The ratio of $3,000,000 to sum of all Purchase Payments.

VAR-0146AO (Standard) (5/2010)

The Spousal Protection benefit is also available in conjunction with this option provided that both the Annuitant and Co-Annuitant are age 80 or younger on the Date of Issue.  If a Co-Annuitant is added at any time after the Date of Issue, the Co-Annuitant must be age 80 or younger at the time of addition.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0146AO                                                                   (Standard) (5/2010)

NATIONWIDE LIFE INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215

COMBINATION ENHANCED DEATH BENEFIT OPTION II
(GREATER OF ONE-YEAR ANNIVERSARY OR 5% INTEREST)

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Date of Issue.  This option is only available at the time of application.  To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract accordingly.  Non-defined terms shall have the meaning given to them in the Contract.

This option is only available to Contracts with Annuitants age 75 or younger on the Date of Issue. The benefits described in this option will cease upon termination of the Contract or Annuitization.

This option is irrevocable.

Additional Charge

When this option is elected, Nationwide deducts an additional charge at an annual rate of 0.45% of the daily net asset value of the Variable Account.  This charge will cease upon Annuitization or if the contract is terminated and will not increase as long as the Contract remains in-force.

Enhanced Death Benefit

The dollar amount of the Death Benefit is equal to the greatest of:

(1)	the Contract Value;

(2)	total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender;

(3)
the greatest Contract Anniversary value before the deceased applicable Annuitant's 81st birthday.  The Contract Anniversary value is equal to the Contract Value on a Contract Anniversary plus any Purchase Payments since that Contract Anniversary and reduced by any Surrenders since that Contract Anniversary in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender;

(4)	the 5% interest anniversary value.

Notwithstanding any of the preceding, if an election as to Surrender or Annuitization is not received by Nationwide within one year of the applicable Annuitant's death, then the value of the Death Benefit will be the greater of items (1) or (2) in the preceding paragraphs.

The interest anniversary value described in the preceding item (4) equals: (a) Purchase Payments accumulated at 5% compound interest until the most recent Contract Anniversary, adjusted for each amount Surrendered, if the applicable Annuitant dies before their 81st birthday; or (b) Purchase Payments accumulated at 5% compound interest until the Contract Anniversary prior to the applicable Annuitant's 81st birthday, adjusted for each amount Surrendered, if the applicable Annuitant dies after their 81st birthday.

The adjustment for amounts Surrendered will reduce the accumulated value as of the most recent Contract Anniversary prior to each partial Surrender in the same proportion that the Contract Value was reduced on the date of each partial Surrender.  This adjusted value is then accumulated at 5% compound interest to determine the Death Benefit.  For example, a Surrender reducing the Contract Value by 25% will reduce the Death Benefit as of the most recent Contract Anniversary by 25%.  The total accumulated amount for purposes of the interest anniversary value, adjusted for partial Surrenders, will not exceed 200% of Purchase Payments adjusted for amounts Surrendered.

In addition, after the first Contract Anniversary if the Fixed Account allocation becomes greater than 30% of the Contract Value through the application of additional Purchase Payments or Surrenders, or transfers among the available investment options under the Contract, then for purposes of calculating the interest anniversary value, 0% will accrue in that year (as measured by each recurring Contract Anniversary).  If the Fixed Account allocation becomes greater than 30% of the Contract Value solely as a result of fluctuations in the value of the Variable Account, then interest will continue to accrue, for purposes of the interest anniversary value, at 5% annually, subject to the other terms and conditions outlined in this document.

VAR-0145AO (Standard) (5/2010)

The Death Benefit described herein is adjusted in cases where a Contract has more than $3,000,000 in cumulative Purchase Payments.  The adjustment is calculated using the following formula:

A x F + B x (1 - F)

Where:

A =
The greatest of:  (1) the Contract Value (2) total Purchase Payments made to the Contract reduced by any Surrender in the proportion that such Surrender reduced the Contract Value on the date of Surrender; (3) the greatest Contract Anniversary value before the deceased Annuitant's 81st birthday.

The Contract Anniversary value is equal to the Contract Value on a Contract Anniversary plus any Purchase Payments since that Contract Anniversary and reduced by any Surrenders since that Contract Anniversary in the same proportion that each such Surrender reduced the Contract Value on the date of Surrender; or (4) the 5% interest anniversary value.  The interest anniversary value is adjusted and limited in the same manner as described in the "Enhanced Death Benefit" section of this document.

B =	The Contract Value.

F =	The ratio of $3,000,000 to sum of all Purchase Payments.

If elected, the Spousal Protection benefit is also available in conjunction with this option provided that both the Annuitant and Co-Annuitant are age 75 or younger on the Date of Issue.  If a Co-Annuitant is added at any time after the Date of Issue, the Co-Annuitant must be age 75 or younger at the time of addition.

Executed for Nationwide by:

/s/ ROBERT W. HORNER III	/s/ KIRT A.WALKER
Secretary	President

VAR-0145AO                                                              (Standard) (5/2010)